UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STR Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 21, 2010

Dear Stockholder:

        It is my pleasure to invite you to STR Holdings, Inc's. first Annual Meeting of Stockholders. The meeting will be held on Thursday, June 3, 2010, at 10:00 a.m., local time, at the Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut, 06095 (Tel. No. (860) 688-7500).

        Details regarding admission to the meeting and the business to be conducted are described in the Notice of 2010 Annual Meeting of Stockholders and Proxy Statement following this letter. We have also made available a copy of our 2009 Annual Report to Stockholders and Proxy Card with this proxy statement.

        For our first set of proxy materials, we have chosen to follow the Securities and Exchange Commission's full set delivery option, however, in accordance with the new "e-proxy" rules, we have also provided access to our proxy materials over the Internet. We will evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

        We encourage you to access and review all the important information contained in the proxy materials before voting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the Investor Relations section of our website at www.strholdings.com.

        Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the Proxy Card by mail, you may vote by signing, dating and mailing the Proxy Card in the envelope provided. Instructions regarding these three methods of voting are contained in the accompanying Proxy Statement and Proxy Card.

        Thank you for supporting STR Holdings, Inc. We look forward to seeing you at our first Annual Meeting.

Sincerely,

Dennis L. Jilot Chairman, President and Chief Executive Officer

STR HOLDINGS, INC.
10 Water Street
Enfield, Connecticut 06082

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., local time, Thursday, June 3, 2010
PLACE	Hartford/Windsor Marriott Airport Hotel 28 Day Hill Road, Windsor, Connecticut 06095 (Tel. No. (860) 688-7500)
ITEMS OF BUSINESS	(1) To elect eight members of the board of directors, whose terms are described in the Proxy Statement.
(2) To ratify PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010.
(3) To transact such other business as may properly come before the meeting and any adjournment thereof.
RECORD DATE	You are entitled to vote only if you were a stockholder of STR Holdings, Inc., ("STR") as of the close of business on April 21, 2010 (the "Record Date").
MEETING ADMISSION
You are entitled to attend the Annual Meeting only if you were a STR stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement issued prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.
Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed card, or if you vote by telephone or over the Internet, by indicating your plans when prompted.
The Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in process.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the Proxy Card sent to you. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the Proxy Card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting.

Barry A. Morris Executive Vice President, Chief Financial Officer and Secretary

Important Notice Regarding the Internet Availability of Proxy Materials

        For our first set of proxy materials, we have chosen to follow the Securities and Exchange Commission's full set delivery option, however, in accordance with the new "e-proxy" rules, we have also provided access to our proxy materials over the Internet. We will evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

The Company's Proxy Materials for the 2010 Annual Meeting of Stockholders and Form 10-K for the fiscal year ended December 31, 2009 are available at the Investor Relations Section of our website at www.strholdings.com.

i

ii

STR HOLDINGS, INC.
10 Water Street
Enfield, Connecticut 06082

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

General Information

        Why am I receiving these materials?    STR Holdings, Inc. ("STR" or "the Company" or "we") have made these materials available to you on the Internet and has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at our first Annual Meeting of Stockholders, which will take place on Thursday, June 3, 2010 at 10:00 a.m., local time, at the Hartford/Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut, 06095 (Tel. No. (860) 688-7500). On approximately May 5, 2010, STR will begin mailing proxy materials to its stockholders. On that date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on STR's investor relations website at www.strholdings.com. The proxy materials are available free of charge. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

        What information is contained in this proxy statement?    The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information about our board of directors, and certain other required information.

        I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?    We have adopted a procedure called "householding," which the Securities and Exchange Commission ("SEC") has approved. Under this procedure, we are delivering a single copy of the proxy materials and the 2009 Annual Report to Stockholders to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate Proxy Cards. Upon written request, we will deliver promptly a separate copy of proxy materials and the 2009 Annual Report to Stockholders to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of these proxy materials or the 2009 Annual Report to Stockholders, stockholders may write, email or call us at the following address and email address and telephone number:

Investor Relations
STR Holdings, Inc.
10 Water Street
Enfield, CT 06082
Email: investorinfo@strus.com
(860) 749-8371

        Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

        How do I get electronic access to the proxy materials?    To view our proxy materials and the 2009 Annual Report online, please go to the investor relations section of our website at www.strholdings.com.

        What items of business will be voted on at the Annual Meeting?    The items of business scheduled to be voted on at the Annual Meeting are:

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  The election of Dennis L. Jilot, Scott S. Brown, John A. Janitz, Andrew M. Leitch, Jason L. Metakis, Dominick J. Schiano, Susan C. Schnabel and Ryan M. Sprott as directors.

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  The ratification of PricewaterhouseCoopers LLP as STR's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        We will also consider any other business that may properly come before the Annual Meeting.

        How does the board of directors recommend that I vote?    Our board of directors recommends that you vote your shares (1) "FOR" each of the nominees to the board of directors, and (2) "FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

        What shares can I vote?    Each share of STR common stock issued and outstanding as of the close of business on the Record Date (April 21, 2010) for the 2010 Annual Meeting of Stockholders, is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. On the Record Date, we had 41,349,710 shares of common stock issued and outstanding.

        How many votes am I entitled to per share?    Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

        What is the difference between holding shares as a stockholder of record and as a beneficial owner?    Most STR stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the proxy materials were sent directly to you by STR. As the stockholder of record, you have the right to grant your voting proxy directly to STR or to vote in person at the Annual Meeting. You may also vote by mail, on the Internet or by telephone. Please follow the voting instructions on the Proxy Card included with these proxy materials.

  Beneficial Owner

        If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name and the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting.

        Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you first obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading "How can I vote my shares without attending the Annual Meeting?"

        How can I attend the Annual Meeting?    You are entitled to attend the Annual Meeting only if you were a STR stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement issued prior to April 21, 2010, a copy of the voting instruction card provided by your broker, bank, trustee or nominee or other similar evidence of ownership.

        If you do not comply with the procedures outlined above, you may not be admitted to the Annual Meeting.

        Please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed Proxy Card, or, if you vote by telephone or Internet, by indicating your plans when prompted.

        The Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

        How can I vote my shares in person at the Annual Meeting?    Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you first obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Meeting.

        How can I vote my shares without attending the Annual Meeting?    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.

        If you are a stockholder of record, you may vote by proxy by using one of the following methods:

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  CALL (1-800-652-8683) from the U.S., Canada and Puerto Rico (this call is toll free) to vote by telephone anytime up to 7:00 a.m., local time, on June 3, 2010 and follow the simple instructions provided in the recorded message.

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  GO TO THE WEBSITE: (www.investorvote.com/STR) to vote over the Internet anytime up to 7:00 a.m., local time, on June 3, 2010, and follow the simple instructions provided on that site.

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  COMPLETE, SIGN, DATE AND MAIL your Proxy Card in the enclosed postage-prepaid envelope. Your Proxy Card must be received by Computershare Trust Company, N.A., STR's transfer agent, prior to the commencement of the Annual Meeting at 10:00 a.m., local time, on June 3, 2010, unless you attend the meeting, in which event you may deliver your Proxy Card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your Proxy Card.

        If you hold shares beneficially in street name, you may also vote by proxy over the Internet, by telephone or you can also vote by mail by following the voting instructions provided to you by your broker, bank, trustee or nominee.

        Can I change my vote?    You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to STR's Corporate Secretary at STR Holdings, Inc., 10 Water Street, Enfield, CT 06082 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

        Is my vote confidential?    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within STR or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their Proxy Card written comments, which are then forwarded to STR management.

        How many shares must be present or represented to conduct business at the Annual Meeting?    The quorum requirement for holding the Annual Meeting and transacting business is that the holders of record of a majority of the voting power of the issued and outstanding shares of common stock of STR entitled to vote at the meeting must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

        How may I vote on each of the proposals?    In the election of directors, you may vote "FOR" all or some of the nominees or your vote may be "WITHHOLD" with respect to one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN."

        If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

        What is the voting requirement to approve each of the proposals?    Under our Bylaws, we have adopted a "majority voting" standard for the election of directors. Under this standard, each of the eight nominees for election as a director shall be elected to the board of directors if the votes cast for each nominee's election exceed the votes cast (which includes votes "WITHHOLD") against each nominee's election; provided, however, that directors shall be elected by a plurality of the votes to be cast at any meeting of stockholders for which the election of the directors is "contested" by one or more stockholders, as specified in our Bylaws. Our Corporate Governance guidelines describe the policies and procedures that the board of directors will follow if one or more nominees fails to receive the required vote in an uncontested director election. See "Corporate Governance—Board of Directors—Director Elections."

        Proxies marked "WITHHOLD" authority for the election of any director nominee will be included in the tally of "votes cast" with respect to that nominee for purposes of our majority voting Bylaw. Accordingly, a vote to withhold authority for the election of any director nominee will have the same effect as a negative vote with respect to the nominee(s).

        Under our Bylaws, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 will be approved by the stockholders if the proposal receives the affirmative vote of the majority of the shares of STR common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

        How are "broker-non-votes" and "abstentions" counted with respect to each of the proposals?    If you hold shares beneficially in street name and do not provide your bank or broker with voting instructions on one or more proposals, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a bank or broker is not permitted, pursuant to the New York Stock Exchange ("NYSE") rules, to vote on that matter without instructions from the beneficial owner and instructions are not given by the owner. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes will not be considered to be "votes cast" on that proposal. Thus, broker non-votes will not affect the outcome of either the proposals being voted on at the Annual Meeting, assuming that a quorum is obtained.

        Under Delaware law, an "abstention" is a stockholder's affirmative choice to decline to vote on a proposal submitted to a vote of stockholders, (other than the election of directors). Proxies marked to abstain from voting with respect to any proposal to be voted upon at the Annual Meeting (other than the election of directors) generally are not considered for purposes of determining the tally of votes cast for or against any proposal that under applicable law requires either a majority or other specified percentage of the votes cast and, therefore, will not affect the outcome of the voting with regard to any such proposal. For any proposals that under applicable law require either a majority or other specified percentages of the votes entitled to be cast, an abstention will have the same effect as a vote against any such proposal.

        Is cumulative voting permitted for the election of directors?    No. You may not cumulate your votes for the election of directors.

        What happens if additional matters are presented at the Annual Meeting?    Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dennis L. Jilot and Barry A. Morris, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

        Who will serve as inspector of elections?    The inspector of elections will be a representative from Computershare Trust Company, N.A.

        Who will bear the cost of soliciting votes for the Annual Meeting?    STR will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. We have engaged Georgeson Inc. to assist us in the distribution of proxy materials described above for a service fee and the reimbursement of customary out-of-pocket disbursements.

        Where can I find the voting results of the Annual Meeting?    We intend to announce preliminary voting results at the Annual Meeting and publish final results in a current report on Form 8-K filed not later than four (4) business days after the Annual Meeting. We also plan to disclose the preliminary vote results and the final vote results on the Investor Relations section of our website not later than four (4) business days after the Annual Meeting.

        What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?    Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to STR's Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2011 Annual Meeting of Stockholders, the Corporate Secretary of STR must receive the written proposal at our principal executive offices no later than December 24, 2010; provided, however, that in the event that we hold our 2011 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2010 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

STR Holdings, Inc.
Attn: Corporate Secretary
10 Water Street
Enfield, Connecticut 06082

        Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of Stockholders but do not intend for the proposal to be included in our Proxy Statement. Our Bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a record stockholder entitled to vote at the Annual Meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2011 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

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  not earlier than the close of business on February 4, 2011, and

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  not later than the close of business on March 6, 2011.

        In the event that we hold our 2011 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2010 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

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  the 10th day following the day on which notice of the meeting date is mailed, or

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  the 10th day following the day on which public disclosure of the meeting date is made.

        If a stockholder who has notified us of his or her intention to present a proposal at an Annual Meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

        Can I nominate candidates for director?    You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name, qualifications for membership on our board of directors and should be directed to the Corporate Secretary of STR at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see "Corporate Governance" and "Meetings and Committees of the Board—Committees of the Board—Nominating and Corporate Governance Committee."

        In addition, our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under "—What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?" for stockholder proposals that are not intended to be included in our Proxy Statement.

        Where can I find a copy of STR's Bylaws?    A copy of our Bylaws is available in the Investor Relations section of our website at www.strholdings.com. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Available Information

        STR stockholders are invited to visit the "Corporate Governance" portion of our corporate website, located at www.strholdings.com, on the "Investor Relations" page under the link "Corporate Governance." At this page, we have provided copies of the following documents:

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  Charter of the Audit Committee

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  Charter of the Compensation Committee

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  Charter of the Nominating and Corporate Governance Committee

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  Certificate of Incorporation

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  Bylaws

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  Corporate Governance Guidelines

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  Code of Business Conduct and Ethics

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  Code of Ethics for the CEO, CFO and Other Senior Officers

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  Regulation FD Policy

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  Related Person Transaction Policy

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  Complaint Procedures for Accounting and Auditing Matters

Information contained on any of the Company's web sites is not deemed to be a part of this Proxy Statement.

        The Company is subject to the reporting requirements of the Exchange Act and files an Annual Report on Form 10-K with the SEC, quarterly reports on Form 10-Q, current reports on Form 8-K and other required reports and information. Additional copies of the 2009 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any stockholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Stockholders can request this information by phone at 1-860-749-8371, ext. 257., by email to investorinfo@strus.com, or by mail to Yujia Zhai, Investor Relations, STR Holdings, Inc., 10 Water Street, Enfield, CT 06082.

 CORPORATE GOVERNANCE

Overview

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers and employees, known as the STR Code of Business Conduct and Ethics. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, Bylaws and board committee charters, form the framework for STR's corporate governance. The STR Code of Business Conduct and Ethics and our Corporate Governance Guidelines

are available at www.strholdings.com on the "Investor Relations" page under the link "Corporate Governance."

Board of Directors

        Composition.    Our business and affairs are managed under the direction of our board of directors (the "Board"). Our Bylaws provide that our Board will consist of between three and fifteen directors. Our Board is composed of eight directors. Each of our executive officers has been appointed by our Board and will serve until his or her successor is duly appointed and qualified.

        Independence.    Our Board affirmatively determined that Messrs. Brown, Leitch, Metakis and Sprott and Ms. Schnabel are independent directors under the applicable rules of the NYSE and that Messrs. Brown and Leitch are also independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. In accordance with NYSE rules, a majority of our directors are independent.

        Lead Director.    Annually, the Board shall appoint from among its independent members an individual to serve as Lead Director. Susan C. Schnabel currently serves as our Lead Director. The Lead Director performs the following roles and functions:

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  serves as a member of the nominating and corporate governance committee;

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  serves as Chair of the Board's executive sessions of independent directors;

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  serves as Chair of the Board's meetings at which the Chairman/CEO is not in attendance;

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  serves as a liaison between the Chairman/CEO and the independent directors, which shall include facilitating communications and assisting in the resolution of conflicts, if any, between the independent directors and the Company's management;

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  oversees the Board's annual self evaluation;

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  consults with each Committee with respect to their annual evaluations;

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  provides counsel to the Chairman/CEO, including provision of appropriate feedback regarding effectiveness of Board meetings, and otherwise as needed or requested; and

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  such other responsibilities as the Board may delegate from time to time.

        Executive Sessions of Independent Directors.    The independent directors of the Board will hold at least two regularly scheduled executive sessions each year without non-independent directors present, with the Lead Director presiding as Chair.

        Director Qualification Standards.    The Board is responsible for selecting its own members and in recommending them for election by the stockholders. The Board delegates the screening process involved to the nominating and corporate governance committee which considers candidates to fill newly created directorships or vacancies on the Board, and then consults with the Chairman/CEO after which it provides recommendations to the full Board. These recommendations are reviewed and approved by the full Board before an invitation is extended to the candidate. The Board seeks members with diverse business and professional backgrounds with outstanding integrity, judgment and such other skills and experience that will enhance the Board's ability to serve the best interests of STR and its stockholders. Once the Board has made the determination to add a new director, the invitation to join the Board should be extended by the Chairman/CEO. The Board does not believe it should establish term limits for directors.

        Board Diversity.    The Board seeks a diverse group of candidates who at a minimum possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its stockholders. The nominating and corporate governance committee makes recommendations to the Board concerning the composition of the Board and its committees including size and qualifications for membership. The nominating and corporate governance committee evaluates prospective nominees against the standards and qualifications set forth in the Company's Corporate Governance Guidelines, as well as other relevant factors as it deems appropriate, including: the need for the Board, as a whole, to be diverse and consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially. The nominating and corporate governance committee also may consider the extent to which the candidate would fill a present need on the Board.

        Our directors and nominating and corporate governance committee considers these criteria each year as it determines the slate of directors to recommend to the Board for election at our Annual Meeting. It also considers these criteria each time a new director is recommended for election to the Board. The Board believes that its implementation of this policy is effective in considering the diversity of the members of the Board.

        Director Elections.    In accordance with the Company's Bylaws, if none of our stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board's nominees in an election for directors, or if our stockholders have withdrawn all such nominations not later than the day before the Company mails its notice of meeting to our stockholders, a director election is not "contested" and a majority voting standard applies, whereby a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. For purposes of this policy, the term "votes cast" includes votes to withhold authority and excludes abstentions with respect to that director's election. The policies of the Company with respect to a failure to receive the required vote in an uncontested election are as follows:

  •
  the Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following the meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) Board acceptance of such resignation.

  •
  in addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors described above.

  •
  If an incumbent director fails to receive the required vote for re-election, the nominating and corporate governance committee will act on an expedited basis to determine whether to accept the director's resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any direction regarding that resignation. The nominating and corporate governance committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation, including the director's qualifications, the director's past and expected future considerations to the Company, the overall composition of the Board and whether accepting the tender registration would cause the Company to fail to meet any applicable rule or regulation (including securities exchange listing requirements and federal securities laws). The Board will act on the tender resignation, and publicly disclose its decision and rationale, within 90 days following certification of the stockholder vote, in a press release and through the filing of a Form 8-K with the SEC.

  •
  If no directors receive the requisite vote in an uncontested election, the incumbent Board will nominate a new slate of director candidates and hold a special meeting for the purpose of electing those nominees within 180 days after the certification of the stockholder vote unless the incumbent directors determine that holding such election is not in the best interests of the

    Company and its stockholders. If such a special meeting is held in accordance with the preceding sentence, the incumbent directors shall resign with their resignations to be effective at the time that new directors are elected and qualified.

        The foregoing policies are subject to change if the directors believe changes to the policy are in the best interests of the Company and its stockholders.

        Communications with Directors.    Interested persons may communicate directly with any director, the independent directors as a group or the Board as a whole by sending such communication by fax, telephone or regular mail to the Company, attention: Corporate Secretary, who will forward the communication to the intended recipient. Communications may also be sent via electronic mail to the following email address: STR.Board@strus.com, which is accessible via a link at the Company's corporate website. Such communications may also be forwarded to them by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board c/o the Company's Secretary. The Secretary will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-employee directors, to the Lead Director who will report thereon to the non-employee directors.

        Selection of Chairman and CEO.    The Board will determine whether the positions of Chairman and CEO should be held by the same person based on what it reasonably determines to be in the Company's best interests at a given point in time. Therefore, the Board does not have a policy on whether or not the role of the CEO and Chairman should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee.

        Currently, the Company's leadership structure does not separate the role of the CEO and Chairman. The Board believes that the Company's CEO is best suited to serve as Chairman of the Board because he is the director most experienced in the Company's business and industry, and most capable of effectively identifying strategic priorities and leading discussions on and execution of the Company's strategy. However, as the Company's operations continued to expand, the Board will continually reassess the Company's leadership structure.

        Board Leadership Structure and Role in Risk Oversight.    STR is led by Dennis L. Jilot, who has served as our President and Chief Executive Officer since 1997 and our Chairman, President and Chief Executive Officer since 2002. Each of the standing committees of the Board is chaired by an independent director and each of our compensation and nominating and corporate governance committees is comprised entirely of independent directors under NYSE rules. The audit committee is comprised of three directors, two of whom are independent and Andrew M. Leitch is the Chair. Under our Corporate Governance Guidelines, a copy of which is available on our website at www.strholdings.com, if the Chairman of the Board is an executive officer or employee of the Company, then the Board shall appoint, from among the independent directors, a Lead Director.

        Our Board has discussions with the Company's management to understand opportunities and threats to the Company's objectives and long term vitality. Such discussions entail a detailed review of the current business environment, financial results and the overall competitive landscape. The Board also discusses with management, the Company's policies and procedures regarding risk assessment, risk appetite and overall risk management. The Board also discusses the processes management has taken to monitor, manage and communicate such exposures.

        Risk management is an integral part of Board and Committee deliberations throughout the year. As a part of its oversight function, the Board monitors how management manages the Company. When making any decisions and approving strategies the Board considers, among other things, the risks and vulnerabilities the Company faces, including operational and regulatory risks, their relative magnitude and management's plan for mitigating these risks. The audit committee considers risk issues associated with the Company's overall financial reporting, disclosure process and legal compliance. In addition to its regularly scheduled meetings, the audit committee meets with the Chief Financial Officer, Controller and Principal Accounting Officer, the Presidents of each the Company's operating segments, Chief Compliance Director and the independent registered public accounting firm in executive sessions at least quarterly. The nominating and corporate governance committee discuss legal compliance risks and issues at its regularly scheduled meetings and meets with the outside legal counsel and officers of the Company during such meetings. The audit committee and the Board annually review an assessment of the primary operational and regulatory risks facing the Corporation, their relative magnitude and management's plan for mitigating these risks. In addition, the Board discusses risks related to the Corporation's business strategy at periodic strategic planning meetings and at other meetings as appropriate.

        We determined our current Board leadership structure is appropriate and helps ensure proper risk oversight for the Company, for a number of reasons, the most significant of which are the following:

  •
  a combined Chairman and Chief Executive Officer role allows for more productive meetings. The chief executive officer is the individual selected by the Board to manage the Company on a day to day basis, and his direct involvement in the Company's operations makes him best positioned to lead productive strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company's short- and long-term objectives.

  •
  our Board structure provides strong oversight by independent directors and in addition a majority of our operations are subject to extensive regulation. Our Lead Director's responsibilities include leading executive sessions of the Board during which our independent directors meet without management.

  •
  recognizing there may be a circumstance where a stockholder or other interested party's interest should be represented independent of management, a key responsibility of the Lead Director is to receive, review and, where necessary, act upon direct communications from stockholders and other interested parties.

MEETINGS AND COMMITTEES OF THE BOARD

Committees of the Board

        Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board has three committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each Board committee operates pursuant to a written charter. Copies of the committee charters are available on the Investor Relations section of STR's website at www.strholdings.com on the "Corporate Governance" page under the respective committee charter links.

        In 2009, the full Board met five (5) times; the audit committee met seven (7) times, the compensation committee met four (4) times and the nominating and corporate governance committee did not meet but will begin meeting on a regular basis starting in 2010. Directors are strongly encouraged, but not required, to attend the 2010 Annual Meeting of Stockholders.

        The following table shows the membership of these committees. All of the directors attended at least 75% of the total of all the meetings of the Board and Board committees on which he or she served during fiscal year 2009.

Name	Audit	Compensation	Nominating and Corporate Governance
Dominick J. Schiano	X
Jason L. Metakis		X	X
Susan C. Schnabel		X	X
Ryan M. Sprott		X	X
Scott S. Brown	X
Andrew M. Leitch	X

        Audit Committee.    We have an audit committee consisting of Messrs. Leitch, Brown and Schiano, with Mr. Leitch serving as Chair of the audit committee. The audit committee has responsibility for, among other things:

  •
  overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting processes, our disclosure practices and the audits of our financial statements;

  •
  overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

  •
  overseeing management's establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy;

  •
  engaging independent counsel and other advisers as the audit committee deems necessary;

  •
  reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

  •
  reviewing and assessing the adequacy of a formal written charter on an annual basis;

  •
  preparing the audit committee report required by SEC rules to be included in our annual report;

  •
  reviewing and approving all related person transactions for potential conflict of interest situations on an ongoing basis;

  •
  determining compensation of and reviewing the performance of the independent accountants and appointing or terminating the independent accountants and considering and approving, in advance, any non-audit services proposed to be performed by the independent accountants; and

  •
  handling such other matters that are specifically delegated to the audit committee by our Board from time to time.

        The SEC rules and the NYSE rules require us to have at least one independent audit committee member upon the listing of our common stock on the NYSE, a majority of independent audit committee members within 90 days of the effective date of our registration statement and all independent audit committee members within one year of the effective date of our registration statement for our initial public offering, which will be November 6, 2010. Our board of directors affirmatively determined that Messrs. Leitch and Brown meet the definition of "independent directors" for purposes of serving on an audit committee under applicable SEC and NYSE rules, and we intend to comply with these independence requirements within the time periods specified. Mr. Schiano has been determined by the Board to not be an "independent" director under SEC and NYSE rules because of the relationships between the Company and Mr. Schiano described below under the heading "Certain Relationships and Related Party Transactions—Advisory Services and Monitoring

Agreements." Accordingly, we expect Mr. Schiano to step down from his position on the audit committee in favor of an independent director later this year in accordance with phase-in rules applicable to newly public companies. In addition, our Board has determined that each member of our audit committee is financially literate and Mr. Leitch qualifies as our "audit committee financial expert."

        Compensation Committee.    We have a compensation committee consisting of Messrs. Sprott and Metakis and Ms. Schnabel, with Mr. Sprott serving as Chair of the compensation committee. The compensation committee has responsibility for, among other things:

  •
  recommending to our Board for consideration the compensation and benefits of our executive officers and key employees;

  •
  monitoring and reviewing our compensation and benefit plans;

  •
  administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board concerning these matters;

  •
  preparing the compensation committee report required by SEC rules to be included in our annual report;

  •
  preparing recommendations and periodic reports to the Board as appropriate; and

  •
  handling such other matters that are specifically delegated to the compensation committee by our Board from time to time.

        Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves, or in the past year has served, as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee. No interlocking relationship exists between any member of the compensation committee (or other committee performing equivalent functions) of any other company.

        Nominating and Corporate Governance Committee.    We have a nominating and corporate governance committee consisting of Ms. Schnabel and Messrs. Metakis and Sprott, with Ms. Schnabel serving as Chair of the nominating and corporate governance committee. The nominating and corporate governance committee has responsibility for, among other things:

  •
  recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on the Board;

  •
  reviewing annually Board composition, including independence, judgment, business specialization, technical skills, diversity and other desired qualities;

  •
  considering and recommending to our Board qualifications for the position of director and policies concerning the composition of the Board;

  •
  monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance;

  •
  considering and recommending to our Board other actions relating to corporate governance; and

  •
  handling such other matters that are specifically delegated to the nominating and corporate governance committee by our Board from time to time.

        Nomination of Director Candidates.    The Board is responsible for selecting director candidates and in recommending them for election by stockholders. The Board delegates the screening process involved to the nominating and corporate governance committee which considers candidates in light of the qualification standards and Board diversity objectives discussed above under the headings "Director Qualification Standards" and "Board Diversity." The Board's policy is that all director candidates, including those who may be recommended to the Board by STR's stockholders, will be evaluated on the same basis. In connection with our initial public offering in November 2009, Scott S. Brown and Andrew M. Leitch were elected to our Board. Mr. Brown was recommended by an executive of the Company and Mr. Leitch was recommended by a security-holder.

        STR stockholders may recommend director candidates for consideration by the nominating and corporate governance committee. If a stockholder wishes to recommend a candidate for consideration by the nominating and corporate governance committee, the stockholder should provide the candidate's name and qualifications for membership on our Board, as well as the information specified in Article II, Section 10 of our Bylaws with respect to the candidate, to the Corporate Secretary at the address set forth above.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors Elected Annually

        STR's directors are elected each year by the stockholders at the Annual Meeting. Eight directors are nominated for election at this year's Annual Meeting. Each director's term will last until the 2011 Annual Meeting of Stockholders or until he or she is succeeded by another director who has been elected.

Information about the Nominees for Election to the Board

        The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are serving as directors. If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. The ages of the nominees are as of April 21, 2010.

        The biographies of each of the nominees and continuing directors below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the person should serve as a director for the Company in 2010.

Dennis L. Jilot, 63, has been our President and Chief Executive Officer and a director since 1997 and has been our Chairman since 2002. Prior to joining us, Mr. Jilot was Executive Vice President of Corning Clinical Laboratories, President and Chief Executive Officer of Corning Nichols Institute and President and Chief Operating Officer of MetPath Incorporated. Mr. Jilot holds a B.S. from the University of Wisconsin at Stevens Point and completed the Executive M.B.A. program at the University of Virginia Darden School of Business.
Mr. Jilot was selected to serve on our Board in light of his substantial experience as a director and our Chairman, his long history of senior executive leadership positions at other large companies, his in-depth understanding of our business and the markets in which we compete and the continuity his service provides to our Board as a whole.

Scott S. Brown, 53, has served on our Board since our initial public offering in November 2009. Mr. Brown is the Chief Executive Officer of New Energy Capital LLC, which invests in, owns and operates renewable energy and distributed generation projects. He has held that position since January 2004. Between 2001 and December 2003, Mr. Brown was Chief Executive Officer of Sinclair Brown Associates, a management and investment consulting firm. Previously, Mr. Brown was on the founding management team of First Solar and President and Chief Executive Officer of Glasstech Solar, Inc., a manufacturer of semiconductor equipment for the photovoltaic industry. Between 1998 and 2005, Mr. Brown was a member of the National Advisory Board of the National Renewable Energy Laboratory. He holds a B.A. from Dartmouth College and a J.D. from Harvard Law School.

Mr. Brown was selected to serve on our Board in light of his extensive experience in the fields of renewable energy, corporate governance and project development, his experience as a well-known industry speaker for clean energy and his in-depth understanding of the solar business and the markets in which we compete.

John A. Janitz, 67, has served on our Board since June 2007. Since March 2007, Mr. Janitz has been a Principal at Evergreen Capital Partners LLC, an investment firm that provides advisory services to and co-invests with DLJ Merchant Banking Partners, an affiliate of Credit Suisse. From October 2003 to March 2007, he served as Co-Managing Principal for Questor Management Company, a turnaround capital investment firm based in Michigan. Mr. Janitz engaged in various advisory and consulting arrangements with several private equity firms from October 2001 until February 2003. Prior to joining Questor, from 1996 to 2001 Mr. Janitz was President and Chief Operating Officer of Textron, a NYSE-listed multi-industry company with over $12 billion in worldwide sales. Before Textron, Mr. Janitz was an Executive Vice President with TRW, an international company providing advanced technology products and services. In addition, he served as President of Wickes Manufacturing Company ("Wickes"), and held a number of key executive positions with Wickes' predecessor company, Gulf & Western Industries, Inc. Mr. Janitz serves as chairman of RathGibson, Inc.'s Board and as a director of RG Tube Holdings LLC, the parent company of RathGibson, Inc. Mr. Janitz holds a B.S. from Villanova University and an M.B.A. from Eastern Michigan University.

Mr. Janitz was selected to serve on our Board in light of his valuable leadership experience, his extensive experience serving as a director for both public and private companies, his prior senior executive experience and his significant operational and strategic business expertise.

Andrew M. Leitch, 66, has served on our Board since our initial public offering in November 2009. Mr. Leitch was a senior partner with Deloitte & Touche LLP for over 27 years, last serving as the Vice Chairman of the Management Committee, Hong Kong from September 1997 through his retirement in March 2000. Mr. Leitch has served as a director and chairman of the board of Blackbaud Inc. and as a director and chairman of the audit committee of Cardium Therapeutics Inc. since February 2004 and August 2007, respectively. Mr. Leitch served as director and chairman of the audit committee of Aldila, Inc. from May 2004 through February 2010. Mr. Leitch also serves as a director of various private companies. He is a Certified Public Accountant in the state of New York, and a Chartered Accountant in Ontario, Canada.

Mr. Leitch was selected to serve on our Board in light of his extensive experience as a director of various public and private companies, serving as the chairman of certain boards and audit committees and as a member of certain compensation committees and governance committees, and his extensive understanding of U.S. and international financial accounting principles, systems of internal control and corporate governance principles.

Jason L. Metakis, 33, has served on our Board since June 2007. Mr. Metakis joined Donaldson, Lufkin and Jenrette's Investment Banking Division in 1999 and DLJ Merchant Banking Partners in 2001, and is currently a Vice President of DLJ Merchant Banking Partners. Mr. Metakis received an A.B. from Harvard College and an M.B.A. from Harvard Business School.

Mr. Metakis was selected to serve on our Board in light of his substantial business background in finance, capital markets, strategic planning and mergers and acquisitions.

Dominick J. Schiano, 55, has served on our Board since June 2007. Since March 2007, Mr. Schiano has been a Principal at Evergreen Capital Partners LLC, an investment firm that provides advisory services to and co-invests with DLJ Merchant Banking Partners. From September 2003 to March 2007, he served as a Managing Director of Questor Management Company. From September 1997 to January 2003, he served at Textron, Inc. as Executive Vice President and Chief Financial Officer of Textron Fastening Systems, Inc. and most recently, as Executive Vice President and General Manager at Textron Fastening Systems, Inc.—Threaded Products Group. Prior to that, Mr. Schiano held roles of increasing responsibility in finance, mergers and acquisitions and operations at Emerson Electric Co., Gulf+Western Industries Inc., Wickes Companies, Inc. and TRW Inc. Mr. Schiano serves as a director and member of the audit committee of Material Sciences Corporation and RG Tube Holdings LLC, the parent company of RathGibson, Inc. Mr. Schiano attended Long Island University.

Mr. Schiano was selected to serve on our Board in light of his significant experience in senior management and directorships with senior executive responsibilities in the areas of finance, mergers and acquisitions, operations and business strategy development and his extensive business acumen.

Susan C. Schnabel, 48, has served on our Board since June 2007. Ms. Schnabel is a Partner at DLJ Merchant Banking Partners where she has served as a Managing Director since 1998. Ms. Schnabel joined Donaldson, Lufkin and Jenrette's Investment Banking Division in 1990. In 1997, she left Donaldson, Lufkin and Jenrette's Investment Banking Division to serve as Chief Financial Officer of PetSmart, Inc., a specialty retailer of pet products and supplies, and joined DLJ Merchant Banking Partners in her present capacity in 1998. Ms. Schnabel is also a director of Pinnacle Gas Resources, Inc. and Rockwood Holdings, Inc. as well as other private portfolio companies. Ms. Schnabel received a B.S. from Cornell University and an M.B.A. from Harvard Business School.
Ms. Schnabel was selected to serve on our Board in light of her leadership, business experience, experience serving as a director on eleven public and private boards in the past five years, extensive knowledge of various industries and significant expertise in corporate governance principles.

Ryan M. Sprott, 37, has served on our Board since June 2007. Mr. Sprott joined CSFB Private Equity in 1998 and DLJ Merchant Banking Partners in 2001 and is currently a Managing Director and Partner of DLJ Merchant Banking Partners. From 1996 to 1998, he worked in the Natural Resources Group of Credit Suisse's Investment Banking Division. Mr. Sprott is also a director of Healthmarkets, Inc., a provider, through its insurance subsidiaries, of health protection products to the self-insured and of Hard Rock Hotel Holdings, LLC, an operator of the Hard Rock Hotel and Casino in Las Vegas, as well as various private companies. Mr. Sprott received a B.S. and an M.B.A. from the University of Kansas.

Mr. Sprott was selected to serve on our Board in light of his sound energy industry experience, vast understanding of our industry and experience serving as a director of two other public companies and eight other private companies in the past five years.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

        For 2009, our named executive officers were:

  •
  Dennis L. Jilot, Chairman, President and Chief Executive Officer;

  •
  Barry A. Morris, Executive Vice President and Chief Financial Officer;

  •
  Robert S. Yorgensen, Vice President and President, STR Solar;

  •
  Mark A. Duffy, Vice President and President, STR Quality Assurance, who we hired in August 2009; and

  •
  John F. Gual, our former Vice President and Chief Operating Officer, who retired in April 2009.

Overview and Process

        Our compensation approach is necessarily tied to our stage of development. Historically, our Board approved the compensation of our executive officers in part in reliance on the recommendations of our Chairman/CEO and the compensation committee of our Board, which includes the input of our largest equity holders. Prior to the DLJ Transactions as described below under the heading "Certain Relationships and Related Person Transactions—Corporate Reorganization and Initial Public Offering", only Mr. Jilot had an employment agreement with us that provided for an annual base salary with annual increases in the sole discretion of our Board. Our other named executive officers' compensation was determined in the sole discretion of our Board in reliance on recommendations made by our Chairman/CEO and our compensation committee. Bonus payments and grants of options and restricted stock were determined in the sole discretion of our Board.

        In connection with the DLJ Transactions, Messrs. Morris, Yorgensen and Gual entered into employment agreements with us and in August 2009, Mr. Duffy entered into an employment agreement with us, in each case that provide for annual base salary increases that are in the sole discretion of our Board, bonus compensation pursuant to our management incentive plan based upon mutually agreed upon goals with the Board and eligibility to receive incentive units in the discretion of management. We entered into a new employment agreement with Mr. Jilot in July 2008 that provides for annual base salary increases in the sole discretion of our Board and, consistent with past practice, bonus compensation pursuant to our management incentive plan based upon mutually agreed upon goals with the Board and eligibility to receive incentive units in the discretion of management.

        Our compensation committee, which consists entirely of independent directors, has overall responsibility for evaluating and approving the compensation of our executive officers and overseeing and administering our executive compensation programs and initiatives. As we continue to gain experience as a public company since our initial public offering in November 2009, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. For example, over time we may reduce our reliance upon subjective determinations made by our Board in favor of a more empirically based approach that involves benchmarking against peer companies.

Principles of Our Executive Compensation Program

        We have sought to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:

  •
  attract and retain talented and experienced executives in the competitive solar manufacturing and quality assurance industries;

  •
  motivate and reward executives whose knowledge, skills and performance are critical to our success;

  •
  align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our Company; and

  •
  compensate our executives in a manner that incentivizes them to manage our Company to meet our long-range objectives.

        Our compensation committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our Chairman/CEO. For all other named executive officers, the compensation committee meets outside the presence of all executive officers except our Chairman/CEO. Since our initial public offering, our Chairman/CEO reviews annually each other named executive officer's performance with the compensation committee and recommends appropriate base salary, cash performance awards and grants of long-term equity incentive awards for all other executive officers. Based on these recommendations from our Chairman/CEO and in consideration of the objectives described above and the principles described below, the compensation committee approves the annual compensation packages of our executive officers other than our Chairman/CEO. The compensation committee also annually analyzes our Chairman/CEO's performance and determines his base salary, cash performance awards and grants of long-term equity incentive awards based on its assessment of his performance with input from any consultants engaged by the compensation committee.

        In determining the compensation of our executive officers, we are guided by the following key principles:

  •
  Competition.  Compensation should reflect the competitive marketplace, so we can retain, attract and motivate talented executives.

  •
  Accountability for Business Performance.  Compensation should be tied to our financial performance to hold executives accountable for their contributions to our performance as a whole through the performance of aspects of our business for which they are responsible.

  •
  Accountability for Individual Performance.  Compensation should be tied to the individual's performance to encourage and reflect individual contributions to our performance. We consider individual performance as well as performance of the businesses and responsibility areas that an individual oversees, and we weigh these factors as we consider appropriate in assessing a particular individual's performance.

  •
  Alignment with stockholder Interests.  Compensation should be tied to our financial performance through equity awards to align the interests of our executive officers and key employees with those of our stockholders.

  •
  Fair and Equitable Compensation.  The total compensation program should be fair and equitable to both our executive officers and our stockholders and should be fair relative to the compensation paid to other professionals in our organization.

Components of Our Executive Compensation Program

        Our executive compensation program currently consists of:

  •
  base salary;

  •
  cash incentive awards linked to corporate and business segment performance under our management incentive plan;

  •
  periodic grants of long-term equity-based compensation, such as restricted stock and stock options;

  •
  other executive benefits and perquisites; and

  •
  employment agreements, which contain termination and change of control benefits.

        We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

        Base Salary.    The primary component of compensation of our executives has historically been base salary. We believe that the base salary element is required in order to provide our executive officers with a stable income stream that is commensurate with their responsibilities and competitive market conditions. The base salary of our named executive officers is reviewed on an annual basis.

        Mr. Jilot's 2009 base salary was $500,000 pursuant to the terms of his employment agreement.

        For 2009, each of Messrs. Morris and Yorgensen received a base salary of $254,038, which included increases to their 2008 base salaries based on merit and cost of living adjustments.

        Mr. Duffy's 2009 annual base salary pursuant to his employment agreement is $250,000, which was determined to be equal to the 2009 base salary of his predecessor, Mr. Gual. Mr. Duffy's base salary of $81,731 in 2009 was the pro rata share of his annual salary amount based on his start date in August 2009. Mr. Gual's base salary of $81,731 in 2009 was based on his pro rata share of his annual salary amount based on his retirement date in April 2009.

        For the year ended December 31, 2008 and the period from June 15 to December 31, 2007, the base salaries of Messrs. Morris, Yorgensen and Gual were established in their respective employment agreements that they entered into in connection with the DLJ Transactions. For 2008, our compensation committee made recommendations to the non-employee members of our Board as to the base salary to be paid to Mr. Jilot, our Chairman, President and Chief Executive Officer, based on:

  •
  his background and circumstances, including his experience and skills;

  •
  our knowledge of the competitive factors within the industries in which we operate;

  •
  his job responsibilities; and

  •
  our expectations as to the performance and contributions of Mr. Jilot and our judgment as to his potential future value to us.

        Historically, we have not applied specific formulas to set base salaries, nor have we sought to benchmark base salaries against similarly situated companies.

        The base salaries paid to our named executive officers in 2009, 2008 and 2007 are set forth below in the Summary Compensation Table.

        Cash Incentive Awards.    We believe that cash incentive awards focus our executive officers' efforts and reward executive officers for annual results of operations that help create value for our stockholders. For 2009, our cash incentive awards for our named executive officers were tied to the achievement of free cash flow and EBITDA targets set forth for each named executive officer pursuant to our management incentive plan. Pursuant to Mr. Jilot's individual targets set forth pursuant to our management incentive plan, Mr. Jilot was eligible to receive a bonus payment of up to 100% of his base salary as of January 1, 2009, and each of Messrs. Morris and Yorgensen were eligible to receive a bonus payment of up to 80% of such officer's base salary as of January 1, 2009. In 2009, Mr. Duffy was guaranteed to receive a bonus payment of not less than a pro-rata share for the portion of the year ended December 31, 2009 in which he was employed by us of 40% of his base salary as of August 24, 2009. In 2010, each of Messrs. Jilot, Morris and Yorgensen will be eligible to receive a bonus payment equal to the same percentage of such officer's base salary as of January 1, 2010 as he was eligible to receive in 2009. In 2010, Mr. Duffy will be eligible to receive a bonus payment of up to 80% of his base salary as of January 1, 2010.

        The financial performance criteria established for the named executive officers in connection with the management incentive plan for 2009 were as follows:

  Dennis L. Jilot

Performance Objective & Weight	Threshold	Target	Maximum
Free cash flow—50%	12.5%	25.0%	50.0%
STR EBITDA—50%	12.5%	25.0%	50.0%

Total	25.0%	50.0%	100.0%

  Barry A. Morris

Performance Objective & Weight	Threshold	Target	Maximum
Free cash flow—50%	10.0%	20.0%	40.0%
STR EBITDA—50%	10.0%	20.0%	40.0%

Total	20.0%	40.0%	80.0%

  Robert S. Yorgensen

Performance Objective & Weight	Threshold	Target	Maximum
Free cash flow—40%	8.0%	16.0%	32.0%
Solar EBITDA—60%	12.0%	24.0%	48.0%

Total	20.0%	40.0%	80.0%

  Mark A. Duffy

Performance Objective & Weight	Threshold	Target	Maximum
Free cash flow—50%	10.0%	20.0%	40.0%
QA EBITDA—50%	10.0%	20.0%	40.0%

Total	20.0%	40.0%	80.0%

        We calculated our 2009 cash incentive awards as follows:

  •
  If a Threshold performance amount is not met, no cash award is granted to the executive officer for that performance objective.

  •
  If free cash flow or EBITDA meets or exceeds our Threshold performance amount but does not meet our Target performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary, (ii) the Target Bonus Percentage for such performance objective and (iii) a Bonus Multiplier for such performance objective. The Bonus Multiplier is calculated as follows:

5	×	Actual performance amount Target performance amount	-	4
  •
  If free cash flow or EBITDA meets our Target performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary and (ii) the Target Bonus Percentage for such performance objective.

  •
  If free cash flow or EBITDA exceeds our Target performance amount but does not meet our Maximum performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary, (ii) the Target Bonus Percentage for such performance objective, and (iii) a Bonus Multiplier for such performance objective, up to the Maximum Bonus Percentage. Such Bonus Multiplier is calculated as follows:

Free Cash Flow Bonus Multiplier:
5	×	Actual performance amount Target performance amount	-	4

EBITDA Bonus Multiplier:
10	×	Actual performance amount Target performance amount	-	9
  •
  If free cash flow or EBITDA exceeds our Maximum performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary and (ii) the Maximum Bonus Percentage for such performance objective.

        The specific 2009 amounts associated with the Threshold, Target and Maximum performance amounts for Messrs. Jilot and Morris are set forth in the table below (dollars in thousands).

Objective & Weight	Threshold	Target	Maximum
Free cash flow—50%	$26,526.3	$33,157.9	$39,789.5
STR EBITDA—50%	$108,212.9	$120,236.6	$132,260.3

        The specific 2009 amounts associated with the Threshold, Target and Maximum performance amounts for Mr. Yorgensen are set forth in the table below (dollars in thousands).

Objective & Weight	Threshold	Target	Maximum
Free cash flow—40%	$26,526.3	$33,157.9	$39,789.5
Solar EBITDA—60%	$91,408.6	$101,565.1	$111,721.6

        The specific 2009 amounts associated with the Threshold, Target and Maximum performance amounts for Mr. Duffy are set forth in the table below (dollars in thousands).

Objective & Weight	Threshold	Target	Maximum
Free cash flow—50%	$26,526.3	$33,157.9	$39,789.5
Quality Assurance EBITDA—50%	$21,206.3	$23,562.5	$25,918.8

        The actual amount of the annual cash performance bonus paid or awarded to a named executive is subject to the discretion of our compensation committee, and the amount can be impacted by significant external events, individual employment status and unusual business events. As a result, our Board may from time to time exercise its discretion and award annual cash performance bonuses in excess of the performance achieved by named executives or reduce or eliminate annual cash performance bonuses to named executives who had achieved their performance goals. In 2009, Messrs. Morris and Yorgensen were given a transaction bonus for work related to our initial public offering, as set forth in the "Bonus" column in the Summary Compensation Table. The actual management incentive plan bonuses paid for each named executive are reflected in the column entitled "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table set forth herein. The tables below reflect the actual performance achieved in 2009 for the above mentioned performance metrics (dollars in thousands).

Objective	Actual
Free cash flow(1)	$30,504.9
EBITDA(2)	$83,595.7
Quality Assurance EBITDA(2)	$24,184.7
Solar EBITDA(2)	$67,259.2

(1)
Free cash flow for purposes of the 2009 management incentive plan is net cash provided by (used for) operating activities, less capital expenditures, plus unbudgeted expenses related to our initial public offering.

(2)
EBITDA, Quality Assurance EBITDA or Solar EBITDA, as applicable, for purposes of the 2009 management incentive plan is Adjusted EBITDA, or Adjusted EBITDA for such segment, plus expenses related to our initial public offering, plus loss on disposal of fixed assets and plus bonus expense.

        For example, we calculated our cash incentive award in 2009 for Mr. Jilot as follows:

        In 2009, our actual free cash flow did not exceed our Target performance amount but exceeded the Threshold amount. Therefore, Mr. Jilot was entitled to an award equal to the product of (i) his Base Salary, (ii) the Threshold Bonus Percentage for such performance objective and (iii) the Bonus Multiplier for such performance objective. In 2009, (i) Mr. Jilot's salary was $500,000, (ii) the Threshold Bonus Percentage for this performance objective was 50% and (iii) the Bonus Multiplier was 0.6, and therefore he received an award of $74,993 when we exceeded our Threshold performance amount. In 2009, our actual EBITDA did not exceed the Threshold performance amount. Consequently, Mr. Jilot did not receive an award. The sum of Mr. Jilot's awards was $74,993 which is reported in column (5) of the Summary Compensation Table.

        In 2010, either all or a portion of each named executive officer's bonus will be based on our fully diluted non-GAAP earnings per share (EPS), which is defined as net income not including the impact of amortization of deferred financing costs, stock-based compensation, intangible asset amortization expense and associated tax effect divided by the weighted average shares outstanding. Messrs. Yorgensen and Duffy will also have performance objectives tied to our Solar EBITDA and Quality

Assurance EBITDA, respectively. The financial performance criteria established for the named executive officers in connection with the management incentive plan for 2010 are as follows:

  Dennis L. Jilot

Performance Objective & Weight	Threshold	Target	Maximum
STR fully diluted non-GAAP EPS—100%	25.0%	50.0%	100.0%

  Barry A. Morris

Performance Objective & Weight	Threshold	Target	Maximum
STR fully diluted non-GAAP EPS—100%	20.0%	40.0%	80.0%

  Robert S. Yorgensen

Performance Objective & Weight	Threshold	Target	Maximum
STR fully diluted non-GAAP EPS—50%	10.0%	20.0%	40.0%
Solar EBITDA—50%	10.0%	20.0%	40.0%

Total	20.0%	40.0%	80.0%

  Mark A. Duffy

Performance Objective & Weight	Threshold	Target	Maximum
STR fully diluted non-GAAP EPS—50%	10.0%	20.0%	40.0%
QA EBITDA—50%	10.0%	20.0%	40.0%

Total	20.0%	40.0%	80.0%

        For 2010, our cash incentive awards will be calculated as follows:

  •
  If a Threshold performance amount is not met, no cash award is granted to the executive officer for that performance objective.

  •
  If a performance objective meets or exceeds our Threshold performance amount but does not meet our Target performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary, (ii) the Target Bonus Percentage for such performance objective and (iii) a Bonus Multiplier for such performance objective. The Bonus Multiplier is calculated as follows:

Diluted non-GAAP EPS Bonus Multiplier:
10	×	Actual performance amount Target performance amount	-	9

EBITDA Bonus Multiplier:
10	×	Actual performance amount Target performance amount	-	9
  •
  If a performance objective meets our Target performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary and (ii) the Target Bonus Percentage for such performance objective.

  •
  If a performance objective exceeds our Target performance amount but does not meet our Maximum performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary, (ii) the Target Bonus Percentage for such performance objective, and (iii) a Bonus Multiplier for such performance objective, up to the Maximum Bonus Percentage. Such Bonus Multiplier is calculated as follows:

Diluted non-GAAP EPS Bonus Multiplier:
10	×	Actual performance amount Target performance amount	-	9

EBITDA Bonus Multiplier:
10	×	Actual performance amount Target performance amount	-	9
  •
  If a performance objective exceeds our Maximum performance amount, such officer would be entitled to an award equal to the product of (i) his Base Salary and (ii) the Maximum Bonus Percentage for such performance objective.

        The amounts associated with the Threshold, Target and Maximum performance amounts for the named executive officers in 2010 are likely to result in bonus payments to such executives.

        Long-Term Equity-Based Compensation.    We believe that our long-term performance is fostered by a compensation methodology that compensates executive officers through the use of equity-based awards, such as stock options, restricted stock awards and other rights to receive compensation based on the value of our common stock. We also believe that when our executive officers possess an ownership interest in us, they have a continuing stake in our long-term success.

        Prior to the DLJ Transactions, our long-term equity incentive compensation program was in the form of stock option and restricted stock awards. In connection with the DLJ Transactions, we granted equity awards to our named executive officers and certain members of our board of managers pursuant to the terms set forth in the STR Holdings LLC Agreement, which permitted the grant of incentive units to our and our subsidiaries' employees and service providers by the board of managers of STR Holdings LLC. In allocating the number of Class C, D and E incentive units awarded to our named executive officers in connection with the DLJ Transactions, our board of managers considered each individual's compensation package and made a subjective determination of the number of incentive units that would be appropriate to retain and motivate each executive officer in his position. Our board of managers also considered individual responsibilities of our named executive officers, including Mr. Jilot's responsibility for our overall performance, Mr. Morris's responsibility for finance and other administrative functions and Mr. Yorgensen's responsibility for our solar business, which is a critical component of our business and a significant element of our growth strategy, and Mr. Gual's responsibility for our quality assurance business, which is a key component of our business. The Class B units were granted to Messrs. Morris and Yorgensen in connection with the DLJ Transactions as part of a deferred compensation arrangement.

        Under Mr. Jilot's employment agreement dated July 18, 2008, because the initial public offering was completed after April 1, 2009, Mr. Jilot received $6.0 million of phantom A units divided by the fair market value of a Class A unit as of April 1, 2009. We entered into an amendment to Mr. Jilot's employment agreement on September 3, 2009, which modified the terms of his equity compensation grant. In connection with our corporate reorganization on November 5, 2009, Mr. Jilot was issued 223,464 Class A units, which converted into 441,656 shares of our common stock, which vest as described under "—Employment Agreements" below.

        Restricted stock received by Class A, C, D and F unitholders of STR Holdings LLC, and then STR Holdings (New) LLC, in connection with the corporate reorganization vests on the same terms as those units vested. In connection with our initial public offering and the corporate reorganization, outstanding Class A, B, C, D and F incentive units converted into 38,009,710 shares of our common stock, which included the conversion of unvested Class A, C, D and F incentive units into 1,264,679 shares of our restricted stock that continue to vest in accordance with their respective terms. The Class B units vested at issuance, the Class E units were cancelled in the corporate reorganization and the restricted stock received in respect of certain Class A and all C and F units all vest over time. The restricted stock received in respect of Class D units have both time and performance-based vesting components. The restricted stock received upon the conversion of Class D units vest in one-fifth installments as of the end of our fiscal year if our equity valuation for such fiscal year is not less than the performance target for such year as set forth in each holder's respective restricted stock agreement. Our performance target for each fiscal year is based on a multiple of management's projections of Consolidated EBITDA (as defined and calculated under our credit facilities) for such fiscal year less the amount of estimated net indebtedness for such year. For our named executive officers, if our actual equity valuation is 85% or greater of the estimated value of our equity at the end of such fiscal year, the performance target is met and the restricted stock received upon conversion of Class D units will vest in December for that fiscal year. There is also a one year catch-up provision for vesting of the restricted stock received upon conversion of Class D units pursuant to which any such restricted stock that does not vest for a fiscal year may vest in the subsequent fiscal year if the performance target is met in the subsequent year. For a discussion of the vesting, forfeiture and transfer restrictions relating to the incentive units and restricted stock received in the corporate reorganization, see "Certain Relationships and Related Person Transactions—STR Holdings LLC Agreement" and "—Incentive Unit Grant Agreements and Restricted Stock Agreements—Vesting."

        In addition, in connection with our initial public offering, our Board adopted a new equity benefit plan as described under "—2009 Equity Incentive Plan" pursuant to which a total of 4,750,000 shares of our common stock were authorized for issuance. In connection with our initial public offering and under the 2009 Equity Incentive Plan, we granted certain employees and directors options to purchase a total of 2,721,073 shares of our common stock at an exercise price equal to the initial public offering price, including option grants to Messrs. Jilot, Morris, Yorgensen and Duffy to purchase 402,812, 379,758, 441,010 and 461,966 shares of our common stock, respectively. In addition, in connection with our initial public offering and under the 2009 Equity Incentive Plan, we granted certain employees options to purchase 774,612 shares of our common stock at exercise prices ranging from $12.81 to $21.50, including option grants at an exercise price of $12.81 to Messrs. Jilot, Morris and Yorgensen to purchase 209,505, 122,211 and 200,775 shares of our common stock, respectively. In order to maintain the economic incentives set forth in the original units granted to our current executive officers, directors and employees, our compensation committee decided to grant options to such individuals in connection with our initial public offering and our corporate reorganization. See "Certain Relationships and Related Person Transactions—Corporate Reorganization." The options granted in connection with our initial public offering to Messrs. Jilot, Morris and Yorgensen, as well as to other employees that held Class C, D, and E units, began to vest on January 31, 2010 and vest proportionately and on the same schedule as their Class C, D and E units that converted into our common stock (including restricted common stock) in connection with our corporate reorganization. The options received by Messrs. Morris and Yorgensen in respect of their Class B units vested in full on January 31, 2010. For a description of vesting terms for the Class B, C, D and E units, see "Certain Relationships and Related Person Transactions—Incentive Unit Grant Agreements and Restricted Stock Agreements—Vesting." Mr. Duffy's options vest over a period from January 31, 2010 through September 30, 2014. The remaining options granted to employees in connection with our initial public offering vest monthly over four years from the grant date with initial vesting occurring on January 31, 2010. The compensation committee of our Board will determine, subject to the employment agreements, any future equity awards that each named executive officer will be granted pursuant to the 2009 Equity Incentive Plan. Shares subject to awards that expire or are cancelled or forfeited, or that are repurchased by us pursuant to the terms of the agreements, will again become available for issuance under the plan.

        Restricted Common Stock.    Shares of restricted common stock are awards of our common stock that vest in accordance with the terms and conditions established in the applicable governing document. Holders of restricted common stock have all rights with respect to voting and dividends as holders of our common stock.

        Other Executive Benefits and Perquisites.    We provide the following benefits to our executive officers on the same basis as other eligible employees:

  •
  health and dental insurance;

  •
  life insurance;

  •
  long-term and short-term disability;

  •
  a 401(k) and profit sharing plan; and

  •
  a Section 125 cafeteria plan

        We provide a qualified matching contribution of up to 2.5% to eligible employees, including our executive officers, who participate in our 401(k) and profit sharing plan.

        Employment Agreements and Termination and Change of Control Benefits.    We have employment agreements with each of our named executive officers. We entered into employment agreements with Messrs. Morris and Yorgensen in connection with the DLJ Transactions, we entered into an employment agreement with Mr. Jilot in July 2008, which was subsequently amended in September 2009, and we entered into an employment agreement with Mr. Duffy in August 2009.

        The primary purpose of the agreements is to establish the terms of employment and to protect both us and the executive. We are provided with reasonable protections that the executive will perform at acceptable levels and will not compete with or recruit employees from us during or after the termination of employment. The executive is provided financial protection in the event of certain reasons for termination of employment in recognition of the executive's professional career and a forgoing of present and future career options. The employment agreements provide for severance payments in the event of certain categories of termination. See "—Potential Payments Upon Termination or Change of Control" and "—Employment Agreements."

Stock Ownership Requirements for Executive Officers and Directors.

        The Company is developing a program of required stock ownership by its executive officers and directors in order to ensure that the interests of executive officers and directors are aligned with the interests of shareholders. We expect this program to be implemented later this year.

Compensation Committee Report

        We, the compensation committee of the Board of STR Holdings, Inc. (the "Company"), have reviewed and discussed the Compensation Discussion and Analysis set forth above with management of the Company, and based on such review and discussion, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

    Compensation Committee:

    Susan C. Schnabel, Chairperson
    Jason L. Metakis
    Ryan M. Sprott.

Summary Compensation Table

        The following table sets forth certain information with respect to compensation for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock/Unit Awards ($)(3)	Option Awards $(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Dennis L. Jilot	2009	$500,000	$—	$6,000,000	$2,757,228	$74,993	$255,921	$9,588,142
Chairman, President and	2008	500,000	—	—	—	500,000	75,502	1,075,502
Chief Executive Officer	2007	422,600	—	1,417,898	—	422,600	297,525	2,560,623
Barry A. Morris	2009	$254,038	$200,000	$—	$2,201,449	$29,997	$32,447	$2,717,931
Executive Vice President and	2008	226,346	125,000	—	—	172,000	21,569	544,915
Chief Financial Officer	2007	210,110	600,000	1,293,313	—	154,544	16,143	2,274,110
Robert S. Yorgensen	2009	$254,038	$75,000	$—	$2,867,487	$23,998	$33,272	$3,253,795
Vice President and	2008	243,077	—	—	—	188,000	23,254	454,331
President, STR Solar	2007	230,238	900,000	1,535,860	—	169,840	13,121	2,849,059
Mark A. Duffy	2009	$81,731	$125,000	$—	$2,397,604	$35,616	$4,581	$2,644,532
Vice President and	2008	—	—	—	—	—	—	—
President, STR Quality	2007	—	—	—	—	—	—	—
Assurance
John F. Gual	2009	$81,731	$—	$—	$—	$—	$5,718	$87,449
Former Vice President, Chief	2008	243,076	—	—	—	75,200	30,894	349,170
Operating Officer (Retired in	2007	230,218	600,000	1,004,348	—	109,645	20,092	1,964,303
April 2009)

(1)
The amounts reported in this column reflect the amounts paid in 2009 pursuant to each executive's employment agreement and take into account salary increases. For more information regarding these arrangements, see "—Employment Agreements."

(2)
"Bonus" represents discretionary cash amounts paid in excess of amounts payable under the management incentive plan. Mr. Duffy earned a one-time 2009 bonus payment in connection to his employment agreement. Mr. Morris and Mr. Yorgensen received a one-time transaction bonus of $200,000 and $75,000, respectively, in 2009. Mr. Morris earned a one-time 2008 bonus payment in connection with work related to our initial public offering. Messrs. Morris, Yorgensen and Gual earned one-time 2007 bonus payments in connection with the consummation of the DLJ Transactions.

(3)
Reported amounts in the table above represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Previously reported amounts for the years ended December 31, 2008 and 2007 have been recalculated in this regard. For purposes of the tables above and below, the effects of estimated forfeitures are excluded.

(4)
Reported amounts in this table represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 as of the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded.

(5)
Reflects annual performance bonuses earned by the named executive officers pursuant to their employment agreements and the management incentive plan and based upon the named executive officers' respective base salaries as of January 1, 2009. Such amounts are payable in the following year once the respective year's financial statements have been audited. These annual performance bonuses are defined as non-equity incentive plan compensation by the rules and regulations of the SEC. Mr. Gual forfeited his earned performance bonus as a result of his early retirement in April 2009.

(6)
This column includes 401(k) and profit sharing contributions to eligible employees, our Section 125 cafeteria plan, term life insurance, disability insurance, long-term care insurance and other personal benefits. The amounts included in that column include the following:

Name	Year	401(k) Match (a)	Profit Sharing Plan (a)	Section 125 Plan (b)	Term Life Insurance (c)	Disability Insurance (c)	Long-Term Care Insurance (c)	Other Personal Benefits (d)
Dennis L. Jilot	2009	$6,125	$11,500	$8,962	$5,510	$5,444	$2,765	$215,615
	2008	$5,750	$11,250	$6,328	$5,510	$5,444	$2,765	$38,455
	2007	$5,625	$7,700	$6,572	$5,510	$5,444	$2,765	$263,909
Barry A. Morris	2009	$6,125	$11,500	$13,098	$—	$—	$—	$1,724
	2008	$5,750	$10,689	$5,130	$—	$—	$—	$—
	2007	$5,344	$7,131	$3,668	$—	$—	$—	$—
Robert S. Yorgensen	2009	$6,125	$11,500	$13,743	$—	$—	$—	$1,904
	2008	$5,750	$11,250	$6,254	$—	$—	$—	$—
	2007	$5,625	$5,640	$1,856	$—	$—	$—	$—
Mark A. Duffy	2009	$—	$—	$4,581	$—	$—	$—	$—
	2008	$—	$—	$—	$—	$—	$—	$—
	2007	$—	$—	$—	$—	$—	$—	$—
John F. Gual (Retired in April 2009)	2009	$2,054	$—	$3,238	$—	$—	$—	$426
	2008	$5,750	$11,250	$5,278	$—	$—	$—	$8,616
	2007	$5,625	$7,662	$2,675	$—	$—	$—	$4,130

(a)
Reflects amounts of contributions paid to such executive in each fiscal year under 401(k) matching and our profit sharing plan for eligible employees.

(b)
We maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. This amount represents payments made by us on the employee's behalf towards a Section 125 cafeteria benefits plan.

(c)
Represents premiums paid by us for applicable insurance policies.

(d)
In 2009, Mr. Jilot received $199,056 pursuant to an advisory services and monitoring agreement that Mr. Jilot entered into with us in connection with the DLJ Transaction, $7,380 for a country club membership, $2,706 of related spouse travel reimbursement, $5,000 for accounting services in connection with his employment agreement, $1,294 in flexible income and $179 related to an auto rental reimbursement.

Other personal benefits in 2008 for Mr. Jilot include $28,980 paid to Mr. Jilot pursuant to an advisory services and monitoring agreement Mr. Jilot entered into with us in connection with the DLJ Transactions, $7,180 for a country club membership and $2,295 for legal fees incurred in connection with his employment agreement.

Mr. Morris received $1,136 of related spouse travel reimbursement and $588 of flexible income in 2009. Mr. Yorgensen received $1,608 of related spouse travel reimbursement and $296 in flexible income in 2009.

Mr. Gual received $0, $8,616 and $4,130 for a country club membership in 2009, 2008 and 2007 respectively.

 2009 Grants of Plan-Based Awards

        The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2009 with respect to the named executive officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dennis L. Jilot	n/a	$125,000	$250,000	$500,000
Units/Stock	4/1/2009				441,656			$6,000,000
Options	11/6/2009					402,812	$10.00	$1,902,448
Options	11/6/2009					209,505	$12.81	$854,780
Barry A. Morris	n/a	$50,000	$100,000	$200,000
Options	11/6/2009					379,758	$10.00	$1,702,828
Options	11/6/2009					122,211	$12.81	$498,621
Robert S. Yorgensen	n/a	$50,000	$100,000	$200,000
Options	11/6/2009					441,010	$10.00	$2,048,325
Options	11/6/2009					200,775	$12.81	$819,162
Mark A. Duffy	n/a	$50,000	$100,000	$200,000
Options	11/6/2009					461,966	$10.00	$2,397,604
John F. Gual (Retired in April 2009)	—	—	—	—	—	—	—	—

(1)
Reflects annual cash performance awards earned by the named executive officers under our management incentive plan. The amounts in the "threshold," "target" and "maximum" columns reflect for each named executive officer a percentage of base salary for such named executive officer which we discussed above under the heading "—Cash Incentive Awards." Awards are calculated and payable based on a comparison between actual adjusted EBITDA and budgeted adjusted EBITDA and actual free cash flow and budgeted free cash flow, based upon the named executive officers' respective base salaries as of January 1, 2009. If a "threshold" performance amount is not met, no cash award is granted to an officer for their performance objective.

(2)
Pursuant to Mr. Duffy's employment agreement, he is guaranteed a minimum payout of 40% of his pro-rated 2009 salary.

 Outstanding Equity Awards

        The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2009 with respect to the named executive officers. The market value of the shares in the following table is the fair value of such share at December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dennis L. Jilot
Common Stock(2)					527,672	$8,289,727
Common Stock(3)							41,401	$650,410
Options(4)	318,893		$10.00	11/6/2019
Options(5)		83,919	$10.00	11/6/2019
Options(4)	209,505		$12.81	11/6/2019
Barry A. Morris
Common Stock(6)					84,526	$1,327,903
Common Stock(3)							24,151	$379,412
Options(7)	326,582		$10.00	11/6/2019
Options (5)		53,176	$10.00	11/6/2019
Options(4)	122,211		$12.81	11/6/2019
Robert S. Yorgensen
Common Stock(6)					138,865	$2,181,569
Common Stock(3)							39,676	$623,310
Options(8)	358,443		$10.00	11/6/2019
Options(5)		82,567	$10.00	11/6/2019
Options(4)	200,775		$12.81	11/6/2019
Mark A. Duffy
Options(9)	461,966		$10.00	11/6/2019
John F. Gual (Retired in April 2009)	—	—	—	—	—	—	—	—

(1)
Market value of unvested shares is based on December 31, 2009 closing price of $15.71.

(2)
382,769 shares of restricted stock will vest ratably on a monthly basis over the 52 months following December 31, 2009 and 144,903 shares of restricted stock will vest ratably on a monthly basis over the 30 months following December 31, 2009.

(3)
Assuming the performance targets are met in each applicable fiscal year as set forth in the named executive officer's respective restricted stock agreement, unvested restricted stock will vest over the two years following December 31, 2009.

(4)
31/60 of the shares subject to the option vested on January 31, 2010. The remaining shares subject to the option will vest ratably on a monthly basis over the 29 months following January 31, 2010.

(5)
3/5 of the shares subject to the option vested on January 31, 2010. Assuming the performance targets are met in each applicable fiscal year as set forth in the named executive officer's respective option agreement, the remaining shares subject to the option will vest annually over the two years following December 31, 2009.

(6)
Unvested shares of restricted stock shares of restricted stock will vest ratably on a monthly basis over the 30 months following December 31, 2009.

(7)
238,713 shares subject to the option, including 144,784 shares subject to the option received in respect of Class B units that did not vest on the date of our initial public offering as intended, vested on January 31, 2010. The remaining shares subject to the option will vest ratably on a monthly basis over the 29 months following January 31, 2010.

(8)
211,770 shares subject to the option, including 54,982 shares subject to the option received in respect of Class B units that did not vest on the date of our initial public offering as intended, vested on January 31, 2010. The remaining shares subject to the option will vest ratably on a monthly basis over the 29 months following January 31, 2010.

(9)
38,497 shares subject to the option vested on January 31, 2010. The remaining shares subject to the option will vest ratably on a monthly basis over the 55 months following January 31, 2010.

Stock Vested

        The following table sets forth certain information with respect to shares vesting during the year ended December 31, 2009 with respect to the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Dennis L. Jilot
Common Stock	137,548	$785,399
Barry A. Morris
Common Stock	45,891	$262,038
Robert S. Yorgensen
Common Stock	75,386	$430,454
Mark A. Duffy
Common Stock	—	$—
John F. Gual (Retired in April 2009)
Common Stock	—	$—

(1)
The shares acquired on vesting include the retrospective restatement of units from January 1, 2009 to November 5, 2009 as if they were converted to shares using our conversion ratios described in "Certain Relationships and Related Person Transactions—Corporate Reorganization and Initial Public Offering"

(2)
For shares acquired subsequent to our initial public offering, value realized on vesting was calculated by multiplying the number of shares acquired upon vesting at closing market price of shares on the last day prior to each vesting date. For shares acquired on vesting prior to our initial public offering, the value realized on vesting was calculated assuming the corporate reorganization and the initial public offering price of $10.00 per share.

Pension Benefits

        In the year ended December 31, 2009, our named executive officers received no pension benefits and had no accumulated pension benefits.

Nonqualified Deferred Compensation

        In the year ended December 31, 2009, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

Potential Payments upon Termination or Change of Control

        The information below describes and quantifies certain compensation that would become payable under each named executive officer's employment agreement if, as of December 31, 2009, his employment had been terminated, there was a change of control or if the DLJMB investors transferred or sold 50% or more of their original beneficial ownership in us to third parties. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event.

        Mr. Jilot is entitled to payments upon termination pursuant to his employment agreement. Messrs. Morris, Yorgensen and Duffy are entitled to payments upon termination of their employment pursuant to their respective employment agreements. If terminated for any reason, each of Messrs. Jilot, Morris, Yorgensen and Duffy, or such executive's estate, will be entitled to receive a lump sum comprised of (i) his annual base salary through the date of termination; (ii) any expenses owed to him pursuant to his employment agreement; (iii) any accrued vacation pay owed to him pursuant to his employment agreement; (iv) any amounts arising from his participation in, or benefits under, any employee benefit plans, programs or arrangements; and (v) any amounts which may be due to him under his restricted stock agreements with us. If Mr. Jilot is terminated for any reason, he will be entitled to receive a pro rata portion of a bonus payment he would have been eligible to receive for the applicable period of the calendar year ending on the termination date.

        If Mr. Jilot is terminated without cause (including pursuant to his death or disability) or if he terminates his employment with good reason, he (or his estate) will be entitled to receive, in addition to the payments described above, his then current base salary for 27 months from the date of termination, a pro rata portion of any bonus payment he would have been eligible to receive, continued coverage for Mr. Jilot under our health, life insurance and retirement plans for 27 months and continued paid coverage for Mr. Jilot, his wife and any eligible dependents under all group health benefit plans for 27 months.

        If any of Messrs. Morris, Yorgensen or Duffy is terminated without cause (other than pursuant to such executive's death or disability) or if he terminates his employment for good reason, he will be entitled to receive the same benefits as described for Mr. Jilot above, except the executive will only receive such benefits for a period of 12 months following the termination. If Mr. Duffy is terminated without cause, he will be entitled to additionally receive in a lump sum any awarded but unpaid annual bonus for the fiscal year prior to the year in which he was terminated.

        Under Mr. Jilot's employment agreement dated July 18, 2008, if an initial public offering had not occurred by April 1, 2009, Mr. Jilot was to receive $6.0 million of Class A units divided by the fair market value of a Class A unit as of April 1, 2009. We entered into an amendment to Mr. Jilot's employment agreement on September 3, 2009, which modified the terms of his equity compensation grant. The amendment provided for either (a) the issuance of 223,464 Class A units upon the earlier of an initial public offering or our conversion to an entity treated as a corporation for tax purposes or (b) the issuance of 223,464 phantom Class A units if neither such initial public offering nor such conversion occurs prior to December 31, 2009, in each case with an aggregate fair market value of $6.0 million as of April 1, 2009. In connection with our conversion to an entity treated as a corporation for tax purposes in connection with our corporate reorganization, 223,464 Class A units were issued to Mr. Jilot on November 5, 2009, which converted into 441,656 shares of our common stock. The amendment provides that the equity compensation grant began to vest after April 2009 in equal 1/60th installments as of the last day of each of the 60 successive calendar months. If Mr. Jilot remains employed in his current capacity as Chairman, President and Chief Executive Officer as of July 18, 2012, he will become fully vested in his restricted stock that he received in respect of his Class A units. Upon a change of control or if Mr. Jilot is terminated without cause (including pursuant to his death or disability) or resigns with good reason, any unvested shares of restricted stock received upon conversion of the Class A units granted in connection with the amendment will vest immediately.

        In addition, upon the earlier to occur of December 31, 2015, the sale of our company or termination of either Mr. Morris's or Mr. Yorgensen's employment for any reason, Messrs. Morris and Yorgensen are entitled to bonus payments based on a formula set forth in their respective employment agreements that is tied to distribution amounts each executive would have received with respect to their units if our assets were sold at their fair market value. Based on such formulas, the maximum bonus amount Mr. Morris could receive is $1,447,843 and the maximum bonus amount Mr. Yorgensen could receive is $549,860. Such amounts could be less depending on the company's fair market value at such payment date.

        The following table summarizes the potential payments to Messrs. Jilot, Morris, Yorgensen and Duffy assuming that such events occurred as of December 31, 2009.

	Severance Amounts ($)	Benefits ($)	Benefit Continuation ($)	Vested Shares ($)(1)	Accelerated Vesting of Incentive Shares ($)(2)	Total ($)
Dennis L. Jilot
Termination for any reason (other than without cause or for good reason)	$574,993	$33,548	$—	$25,119,017	$—	$25,727,558
Termination without cause or for good reason(3)	$1,699,993	$33,548	$40,408	$25,119,017	$8,623,755	$35,516,723
Change of control(4)(5)	$—	$—	$—	$25,119,017	$11,847,758	$36,966,776
Barry A. Morris
Termination for any reason (other than without cause or for good reason)	$1,701,881	$—	$—	$3,108,129	$—	$4,810,010
Termination without cause or for good reason(3)	$2,239,954	$—	$16,938	$3,108,129	$2,332,695	$7,697,716
Change of control(4)(5)	$1,447,843	$—	$—	$3,108,129	$4,230,146	$8,786,118
Robert S. Yorgensen
Termination for any reason (other than without cause or for good reason)	$803,898	$—	$—	$6,118,495	$—	$6,922,393
Termination without cause or for good reason(3)	$1,335,972	$—	$18,498	$6,118,495	$2,807,108	$10,280,073
Change of control(4)(5)	$549,860	$—	$—	$6,118,495	$5,905,294	$12,573,649
Mark A. Duffy
Termination for any reason (other than without cause or for good reason)(6)	$81,731	$—	$—	$—	$—	$81,731
Termination without cause or for good reason(3)	$280,809	$—	$18,498	$—	$703,415	$1,002,722
Change of control(4)(5)	$—	$—	$—	$—	$2,637,826	$2,637,826

(1)
The amounts reported in this column reflect the aggregate fair market value, based on the closing price of $15.71 of our common stock as of December 31, 2009, of vested shares held by such executive on December 31, 2009.

(2)
The amounts reported in this column reflect the aggregate fair market value, based on the closing price of $15.71 of our common stock as of December 31, 2009, of unvested restricted stock and options held by such executive on December 31, 2009 that would accelerate upon such termination or change of control. Accelerated option amounts are calculated based on the spread between the closing price on December 31, 2009 and the exercise price of the option.

(3)
Under the respective restricted stock and/or option agreements, if the executive is terminated without cause or the executive terminates his employment for good reason, unvested restricted common stock and unvested options that vest solely based on time will vest in additional installments as such restricted or options would have vested had the executive been employed by us for an additional year.

(4)
Upon a change of control, all unvested restricted stock and options held by the executives will vest in full. In addition, under each executive's respective restricted stock agreement, all unvested shares will vest in full after an initial public offering if the DLJMB investors transfer or sell more than 50% of their original beneficial ownership in us to third parties. See "Certain Relationships and Related Person Transactions—Incentive Unit Grant Agreements and Restricted Stock Agreements—Vesting."

(5)
Assumes no termination of the executive in connection with such event.

(6)
If Mr. Duffy is terminated for any reason other than without cause or for good reason, he will also be required to reimburse us $125,000, the amount of his signing bonus received on August 24, 2009. See "—Employment Agreements."

Employment Agreements

        We have entered into employment agreements with each of Mr. Jilot, our Chairman, President and Chief Executive Officer, Mr. Morris, an Executive Vice President and our Chief Financial Officer, Mr. Yorgensen, our Vice President and President of STR Solar, and Mr. Duffy, Vice President and President of STR Quality Assurance. We entered into a new employment agreement with Mr. Jilot on July 18, 2008 and an amendment to that employment agreement on September 3, 2009, we entered into an employment agreement with Mr. Duffy on August 17, 2009 and we entered into employment agreements with Messrs. Morris and Yorgensen in connection with the DLJ Transactions on June 15, 2007.

        We had entered into an employment agreement with Mr. Gual, our former Vice President and Chief Operating Officer, who retired in April 2009. Other than salary through his retirement date, no amounts were paid out or are owed to Mr. Gual pursuant to his employment agreement due to his retirement.

        Pursuant to their respective employment agreements as of January 1, 2009, Mr. Jilot's base salary was $500,000, Mr. Morris's base salary was $250,000 and Mr. Yorgensen's base salary was $250,000. Each of Messrs. Jilot, Morris and Yorgensen is eligible to receive an annual performance bonus in an amount of up to 100%, 80% and 80%, respectively, of his annual base salary as of January 1 based on performance goals set by our Board for a particular fiscal year. Each of Messrs. Morris's and Yorgensen's base salaries increased to $257,500 on June 8, 2009 for the remainder of 2009, resulting in paid salary compensation of $254,038 to each of them in 2009.

        Pursuant to Mr. Duffy's employment agreement as of August 31, 2009, Mr. Duffy's base salary is $250,000. Mr. Duffy was eligible to receive an annual performance bonus in an amount of up to 80% of his annual base salary based on performance goals set by our chief executive officer and our Board for a particular fiscal year. For purposes of the 2009 fiscal year, Mr. Duffy was entitled to not less than a pro-rata share of such bonus for the portion of the 2009 fiscal year in which he was employed by us. Additionally, Mr. Duffy received a signing bonus of $125,000 on August 24, 2009, to be reimbursed to us if he is terminated for cause or he resigns without good reason before August 24, 2010. In connection with our initial public offering and pursuant to his employment agreement, Mr. Duffy was granted an option to purchase 461,966 shares of our common stock at $10.00 per share with an aggregate grant date fair value of $2,397,604.

        Messrs. Jilot, Morris, Yorgensen and Duffy are entitled to certain benefits if their employment is terminated or upon other events. See "—Potential Payments Upon Termination or Change of Control."

        We may terminate any executive's employment due to physical or mental disability. Messrs. Morris, Yorgensen and Duffy may be terminated if the executive is unable to perform his duties for 120 consecutive calendar days or an aggregate of 180 days out of any consecutive 12-month period. In the case of Mr. Jilot, disability is based upon the long-term disability insurance policy we maintain for his benefit and if he is unable to perform his duties for 120 consecutive calendar days or an aggregate of 180 days out of any consecutive 12-month period.

        The initial term of Mr. Jilot's agreement expires on July 18, 2012, with such term automatically extending for one-year periods unless we or Mr. Jilot give notice at least 90 days prior to the expiration of the applicable term. The initial terms of Messrs. Morris's, Yorgensen's and Duffy's agreements expire on June 15, 2010, June 15, 2010 and August 24, 2012, respectively, with such terms automatically extending for one-year periods unless we or the executive give notice at least 60 days prior to the expiration of the applicable term.

        Under Mr. Jilot's employment agreement dated July 18, 2008, if an initial public offering had not occurred by April 1, 2009, Mr. Jilot was to receive $6.0 million of Class A units divided by the fair market value of a Class A unit as of April 1, 2009. We entered into an amendment to Mr. Jilot's employment agreement on September 3, 2009, which modified the terms of his equity compensation grant. The amendment provided for either (a) the issuance of 223,464 Class A units upon the earlier of an initial public offering or our conversion to an entity treated as a corporation for tax purposes or (b) the issuance of 223,464 phantom Class A units if neither such initial public offering nor such conversion occurs prior to December 31, 2009, in each case with an aggregate fair market value of $6.0 million as of April 1, 2009. In connection with our conversion to an entity treated as a corporation for tax purposes in connection with our corporate reorganization, 223,464 Class A units were issued to Mr. Jilot on November 5, 2009, which converted into 441,656 shares of our common stock. The amendment provides that the equity compensation grant began to vest after April 2009 in equal 1/60th installments as of the last day of each of the 60 successive calendar months. If Mr. Jilot remains employed in his current capacity as Chairman, President and Chief Executive Officer as of July 18, 2012, he will become fully vested in his restricted stock that he received in respect of his Class A units. Upon a change of control or if Mr. Jilot is terminated without cause (including pursuant to his death or disability) or resigns with good reason, any unvested shares of restricted stock received upon conversion of the Class A units granted in connection with the amendment will vest immediately.

        Prior to being amended, Mr. Jilot's employment agreement provided for the issuance of Class A units if an initial public offering did not occur by April 1, 2009. Effective as of April 1, 2009, a total of 223,464 phantom A units, with an estimated grant date fair value of $6.0 million, were granted to Mr. Jilot. This grant was accounted for as a liability-classified award and, accordingly, compensation expense and a liability of $552 was recorded prior to our initial public offering for the vested portion of the award. In connection with our corporate reorganization on November 5, 2009, Mr. Jilot was issued 223,464 Class A units, which converted into 441,656 shares of our common stock and, as a result, the liability was reclassified as an equity-based award.

Non-Competition and Non-Solicitation

        Each of our named executive officers has entered into non-competition and non-solicitation agreements with us. Pursuant to such agreements, each named executive officer has agreed not to compete with us for one year following such executive's date of termination. In addition, each named executive officer may not solicit any of our employees during the term of his employment or one year following such executive's date of termination. We have the option to extend each executive's non-competition and non-solicitation period for an additional year. If we extend Mr. Jilot's term, we must provide six months' prior notice to Mr. Jilot and pay him severance under his employment agreement during that year as if he had been terminated by us without cause. However, we are not required to continue any of Mr. Jilot's medical or health benefits during such period if they are substantially duplicative of benefits provided to him during the year by another employer. If we extend the non-competition and non-solicitation period of Messrs. Morris, Yorgensen or Duffy, we must provide six months' notice to the executive, pay such executive his annual base salary, payable over 12 months, and extend his participation in our health, life insurance and retirement plans through the extended period.

2009 Equity Incentive Plan

        In connection with our initial public offering, we adopted the STR Holdings, Inc. 2009 Equity Incentive Plan, or the 2009 Plan. The 2009 Plan provides for grants of stock options, stock appreciation rights, restricted stock, dividend equivalents and other stock-based awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2009 Plan. The purpose of the 2009 Plan is to provide incentives that will attract, retain and motivate highly competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. The following is a summary of the material terms of the 2009 Plan, but does not include all of the provisions of the 2009 Plan.

        Administration.    The 2009 Plan provides for its administration by the compensation committee of our Board, any committee designated by our Board to administer the 2009 Plan or our Board. Among the committee's powers are to determine the form, amount and other terms and conditions of awards, clarify, construe or resolve any ambiguity in any provision of the 2009 Plan or any award agreement and adopt such rules, forms, instruments and guidelines for administering the 2009 Plan as it deems necessary or proper. All actions, interpretations and determinations by the committee or by our Board are final and binding.

        Shares Available.    The 2009 Plan made available an aggregate of 4,750,000 shares of our common stock, subject to adjustments. In the event that any outstanding award expires, is forfeited, cancelled or otherwise terminated without consideration, shares of our common stock allocable to such award, including the unexercised portion of such award, shall again be available for the purposes of the 2009 Plan. If any award is exercised by tendering shares of our common stock to us, either as full or partial payment, in connection with the exercise of such award under the 2009 Plan or to satisfy our withholding obligation with respect to an award, only the number of shares of our common stock issued net of such shares tendered will be deemed delivered for purposes of determining the maximum number of shares of our common stock then available for delivery under the 2009 Plan.

        Eligibility for Participation.    Members of our Board, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to participate in the 2009 Plan. The selection of participants is within the sole discretion of the committee.

        Types of Awards.    The 2009 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, collectively, "options," stock appreciation rights, shares of restricted stock, or "restricted stock," rights to dividend equivalents and other stock-based awards, collectively, the "awards." The committee will, with regard to each award, determine the terms and conditions of the award, including the number of shares subject to the award, the vesting terms of the award, and the purchase price for the award. Awards may be made in assumption of or in substitution for outstanding awards previously granted by us or our affiliates, or a company acquired by us or with which we combine.

        Award Agreement.    Awards granted under the 2009 Plan shall be evidenced by award agreements (which need not be identical) that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant's employment, as determined by the committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the 2009 Plan and any such award agreement, the provisions of the 2009 Plan shall prevail.

        Options.    An option granted under the 2009 Plan will enable the holder to purchase a number of shares of our common stock on set terms. Options shall be designated as either a nonqualified stock option or an incentive stock option. An option granted as an incentive stock option shall, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified option. None of us, including any of our affiliates or the committee, shall be liable to any participant or to any other person if it is determined that an option intended to be an incentive stock option does not qualify as an incentive stock option. Each option shall be subject to terms and conditions, including exercise price, vesting and conditions and timing of exercise, consistent with the 2009 Plan and as the committee may impose from time to time.

        The exercise price of an option granted under the 2009 Plan may not be less than 100% of the fair market value of a share of our common stock on the date of grant, provided the exercise price of an incentive stock option granted to a person holding greater than 10% of our voting power may not be less than 110% of such fair market value on such date. The committee will determine the term of each option at the time of grant in its discretion; however, the term may not exceed ten years (or, in the case of an incentive stock option granted to a ten percent stockholder, five years).

        Stock Appreciation Rights.    A stock appreciation right entitles the holder to receive, upon its exercise, the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over the grant price of the stock appreciation right. The payment of the value may be in the form of cash, shares of our common stock, other property or any combination thereof, as the committee determines in its sole discretion. Stock appreciation rights may be granted alone or in tandem with any option at the same time such option is granted (a "tandem SAR"). A tandem SAR is only exercisable to the extent that the related option is exercisable and expires no later than the expiration of the related option. Upon the exercise of all or a portion of a tandem SAR, a participant is required to forfeit the right to purchase an equivalent portion of the related option (and vice versa). Subject to the terms of the 2009 Plan and any applicable award agreement, the grant price (which shall not be less than 100% of the fair market value of a share of our common stock on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any stock appreciation right shall be determined by the committee. The committee may impose such other conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

        Restricted Stock.    The committee may, in its discretion, grant awards of restricted stock. Restricted stock may be subject to such terms and conditions, including vesting, as the committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares of our common stock. The committee shall require the participant to deliver a duly signed stock power, endorsed in blank, relating to shares of our common stock covered by such an award. The committee shall also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. Unless otherwise determined by the committee and set forth in the award agreement, a participant holding restricted stock will have the right to vote and receive dividends with respect to such restricted stock.

        Dividend Equivalents.    The committee may grant dividend equivalents based on the dividends declared on shares that are subject to any award. The grant of dividend equivalents shall be treated as a separate award. Such dividend equivalents shall be converted to cash or shares by such formula and at such time and subject to such limitations as may be determined by the committee. As determined by the committee, dividend equivalents granted with respect to any option or stock appreciation right may be payable regardless of whether such option or stock appreciation right is subsequently exercised.

        Other Stock-Based Awards.    The committee, in its sole discretion, may grant awards of shares of our common stock and awards that are valued, in whole or in part, by reference to, or are otherwise based on the fair market value of, such shares (the "other stock-based awards"). Such other stock-based awards shall be in such form, and dependent on such conditions, as the committee shall determine, including, without limitation, the right to receive one or more shares of our common stock (or the equivalent cash value of such stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Subject to the provisions of the 2009 Plan, the committee shall determine to whom and when other stock-based awards will be made, the number of shares of our common stock to be awarded under (or otherwise related to) such other stock-based awards, whether such other stock-based awards shall be settled in cash, shares of our common stock or a combination of cash and such shares, and all other terms and conditions of such awards.

        Transferability.    Except as provided by the terms of any applicable stockholders agreement or unless otherwise determined by the committee, an award shall not be transferable or assignable by a participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against us or any of our subsidiaries or affiliates. Any permitted transfer of the awards to heirs or legatees of a participant shall not be effective to bind us unless the committee has been furnished with written notice thereof and a copy of such evidence as the committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the 2009 Plan and any award agreement.

        Stockholder Rights.    Except as otherwise provided in the applicable award agreement, a participant has no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

        Adjustment of Awards.    Notwithstanding any other provision of the 2009 Plan, in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares of our common stock, exchange of shares of our common stock, dividend in kind, extraordinary cash dividend, or other like change in capital structure (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the committee, to prevent dilution or enlargement of participants' rights under the 2009 Plan, shall determine whether and the extent to which it should, in its sole discretion, as applicable, (a) substitute or adjust the number and kind of shares of stock or other securities that may be issued under the 2009 Plan, the number and kind of shares of our common stock or other securities subject to outstanding awards, and/or where applicable, the exercise price, base value or purchase price applicable to such awards; (b) grant a right to receive one or more payments of securities, cash and/or property (which right may be evidenced as an additional award under the 2009 Plan) in respect of any outstanding award; or (c) provide for the settlement of any outstanding award (other than a stock option or stock appreciation right) in such securities, cash and/or other property as would have been received had the award been settled in full immediately prior to such corporate event or transaction; provided, however, that in the case of an adjustment made in accordance with (b) or (c) above, the right to any securities, cash and/or property may be issued subject to the same vesting schedule as the outstanding award being adjusted; and provided, further, that any adjustment shall comply with Section 409A of the Code, to the extent applicable. Should the vesting of any award be conditioned upon our attainment of performance conditions, our Board may make such adjustments to the terms and conditions of such awards and the criteria therein to recognize unusual and nonrecurring events affecting us or in response to changes in applicable laws, regulations or accounting principles.

        In the event we are a party to a merger or consolidation or similar transaction (including a change of control), unless otherwise prohibited under applicable law or by the applicable rules and regulations of national securities exchanges or unless the committee determines otherwise in an award agreement, the committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards, including, without limitation, the continuation or assumption of such outstanding awards under the 2009 Plan by us (if we are the surviving company or corporation) or by the surviving company or corporation or its parent; substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions under all then outstanding awards immediately prior to the occurrence of such event, upon written notice, provided that any outstanding awards must be exercised, to the extent then exercisable, within fifteen days immediately prior to the scheduled consummation of the event, or such other period as determined by the committee (in either case contingent upon the consummation of the event) at the end of which period such awards shall terminate to the extent not so exercised within such period; and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the committee) which, in the case of options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the change of control transaction to holders of the same number of shares subject to such awards (or, if no such consideration is paid, fair market value of our shares of common stock subject to such outstanding awards or portion thereof being canceled) over the aggregate option price or grant price, as applicable, with respect to such awards or portion thereof being canceled.

        Amendment and Termination.    Our Board may amend, alter, suspend, discontinue or terminate the 2009 Plan or any portion thereof or any award (or award agreement) thereunder at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made (i) without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2009 Plan and (ii) without the consent of the participant, if such action would materially diminish any of the rights of any participant under any award granted to such participant under the 2009 Plan; provided, however, the committee may amend the 2009 Plan, any award or any award agreement in such manner as it deems necessary to permit the granting of awards meeting the requirements of applicable laws.

        Compliance with Code Section 409A.    To the extent that the 2009 Plan and/or awards are subject to Section 409A of the Code, the committee may, in its sole discretion and without a participant's prior consent, amend the 2009 Plan and/or awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the 2009 Plan and/or any award from the application of Section 409A, (b) preserve the intended tax treatment of any such award, or (c) comply with the requirements of Section 409A, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant. The 2009 Plan shall be interpreted at all times in such a manner that the terms and provisions of the 2009 Plan and awards comply with Section 409A and any guidance issued thereunder. Neither we nor the committee has any obligation to take any action to prevent the assessment of any excise tax on any person with respect to any award under Section 409A, and none of us or any of our subsidiaries or affiliates, or any of our employees or representatives, has any liability to a participant with respect thereto.

Director Compensation

        It is STR's policy to set the compensation of directors for their service on the Board and its Committees (which may include equity awards under the Company's 2009 Equity Incentive Plan) in a manner that is designed to attract, retain and motivate highly qualified candidates for director, and to be broadly comparable with those companies which STR considers to be its peers in the industries in which it operates. Directors who are also employees of STR shall not receive any compensation for their service as directors of STR. Director compensation, including compensation for committee service, is reviewed annually by the compensation committee, which makes such recommendations to the Board with respect thereto as it deems appropriate.

        Prior to our initial public offering, our directors did not receive compensation for their services as directors, except for the reimbursement of reasonable and documented costs and expenses incurred by directors in connection with attending any meetings of the Board or any committee thereof. Certain members of our Board received incentive unit grants and, directly or indirectly, fees from us pursuant to advisory services and monitoring agreements entered into in connection with the DLJ Transactions. See "Certain Relationships and Related Person Transactions—Advisory Services and Monitoring Agreements."

        As a result of our initial public offering, each of Messrs. Janitz, Schiano, Brown and Leitch received 10,000 shares of restricted stock, which vest annually in equal installments over four years. For each year of continued service thereafter, each of Messrs. Janitz, Schiano, Brown and Leitch will receive an annual grant of restricted stock equal to $45,000 divided by the closing price of our common stock on the date of such grant, which will vest annually in equal installments over three years.

        The following table sets forth all director compensation information for the year ended December 31, 2009.

Director Compensation Table

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Other Compensation ($)(3)	Total Compensation
Scott S. Brown	$11,778	$100,000	$—	$—	$111,778
John A. Janitz	$9,778	$100,000	$782,831	$75,000	$967,609
Andrew M. Leitch	$15,667	$100,000	$—	$—	$115,667
Jason L. Metakis	$—	$—	$—	$—	$—
Dominick J. Schiano	$11,778	$100,000	$782,831	$75,000	$969,609
Susan C. Schnabel	$—	$—	$—	$—	$—
Ryan M. Sprott	$—	$—	$—	$—	$—

(1)
Represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 as of the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded. In connection with our initial public offering, we granted Messrs. Janitz, Schiano, Brown and Leitch restricted stock with a fair value equal to $100,000, which vests annually in equal installments over four years.

(2)
Represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 as of the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded. In connection with our initial public offering, we granted to each of Messrs. Janitz and Schiano options to purchase 185,505 shares of our common stock at an exercise price equal to the initial public offering price of $10 per share. Of the 185,505 shares subject to the options granted to each of Messrs. Janitz and Schiano, 154,587 shares vested on January 31, 2010 and the remaining 30,918 shares will vest on June 15, 2010.

(3)
Represents such director's share of an annual advisory fee paid to Evergreen Capital Partners, LLC, an affiliate of Messrs. Janitz and Schiano, pursuant to the advisory services and monitoring agreement that Evergreen entered into with us in connection with the DLJ Transactions and was terminated in connection with our initial public offering.

        The following table sets forth the number of restricted common stock held by our directors as of December 31, 2009.

Director	Restricted Common Stock
John A. Janitz	53,126
Dominick J. Schiano	53,126

Compensation of Directors—Retainer and Meeting Fees

        As a result of our initial public offering, directors who are our employees or employees of our subsidiaries or affiliated with DLJMB (other than Messrs. Janitz and Schiano) will no longer receive compensation for their service as members of either our Board or board committees. Messrs. Janitz and Schiano and all other non-employee directors not affiliated with DLJMB will be paid quarterly in arrears:

  •
  a base annual retainer of $50,000 in cash;

  •
  an additional annual retainer of $25,000 in cash to Andrew Leitch who is the Chair of our audit committee and an additional annual retainer of $10,000 in cash to each director who is the Chair of a committee other than our audit committee; and

  •
  a fee of $2,000 for each board and committee meeting attended.

        We will also reimburse all directors for reasonable expenses incurred to attend meetings of our Board or committees.

Indemnification of Officers and Directors

        Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law, or DGCL. We have established directors' and officers' liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

        In addition, our certificate of incorporation provides our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

        In addition, prior to the completion of our initial public offering, we entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL.

        There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        Set forth below is a description of certain relationships and related person transactions between us or our subsidiary, Specialized Technology Resources, Inc., and our directors, executive officers and holders of more than 5% of our voting securities for the year ended December 31, 2009. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.

Corporate Reorganization and Initial Public Offering

        On June 15, 2007, DLJ Merchant Banking Partners IV, L.P. and affiliated investment funds ("DLJMB"), and its co-investors, together with members of our Board, our executive officers and other members or management, acquired 100% of the voting equity interests in our wholly-owned subsidiary, Specialized Technology Resources, Inc. for $365.6 million, including transaction costs. They acquired Specialized Technology Resources, Inc. for investment purposes.

        In connection with the acquisition:

  •
  DLJMB and its co-investors contributed $145.7 million in cash for approximately 81.6% of the voting equity interests in STR Holdings LLC;

  •
  Dennis L. Jilot, our Chairman, President and Chief Executive Officer, Barry A. Morris, our Executive Vice President and Chief Financial Officer, and Robert S. Yorgensen, our Vice President and President of STR Solar, exchanged a portion of their existing equity investments in Specialized Technology Resources, Inc., valued at approximately $11.5 million, for approximately 6.4% of the voting equity interests in STR Holdings LLC;

  •
  other stockholders of Specialized Technology Resources, Inc., including some current and former employees and former directors, exchanged a portion of their existing equity investments in Specialized Technology Resources, Inc., valued at approximately $21.5 million, for approximately 12.0% of the voting equity interests in STR Holdings LLC;

  •
  Specialized Technology Resources, Inc., as borrower, and STR Holdings LLC, as a guarantor, entered into a first lien credit facility providing for a fully drawn $185.0 million term loan facility and an undrawn $20.0 million revolving credit facility and a second lien credit facility providing for a fully drawn $75.0 million term loan facility, in each case, with Credit Suisse, as administrative agent and collateral agent; and

  •
  with the cash contributed from DLJMB and its co-investors and the borrowings under our first lien and second lien credit facilities, STR Holdings LLC (i) purchased the remaining shares of stock in Specialized Technology Resources, Inc. for $324.7 million, (ii) repaid $61.7 million of debt held by Specialized Technology Resources, Inc., (iii) settled Specialized Technology Resources, Inc. stock options for $1.5 million, (iv) paid financing costs of $7.9 million and transaction costs of $4.4 million, and (v) retained the remaining $5.5 million in proceeds for working capital purposes.

        We refer to the foregoing transactions collectively as the "DLJ Transactions".

        Prior to November 5, 2009, we conducted our business through STR Holdings LLC and its subsidiaries. STR Holdings (New) LLC ("NewCo"), a Delaware limited liability company, was formed on September 30, 2009 as an indirect subsidiary of STR Holdings LLC and held no material assets and did not engage in any operations.

        Pursuant to the corporate reorganization on November 5, 2009, STR Holdings LLC liquidated. A subsidiary of NewCo merged with and into Specialized Technologies Resources, Inc. ("STRI") and, as a result, STRI became a wholly-owned subsidiary of NewCo. The unitholders of STR Holdings LLC became unitholders of NewCo. NewCo converted from a limited liability company into a Delaware 'C' corporation, named STR Holdings, Inc., and all outstanding units of NewCo automatically converted into a single class of common stock of STR Holdings, Inc.

        On November 12, 2009, we closed our initial public offering ("IPO") of 12,300,000 shares of common stock at an offering price of $10 per share, of which 3,300,000 shares were sold by the Company and 9,000,000 shares were sold by selling stockholders, resulting in net proceeds to the Company of approximately $25.0 million after deducting underwriting discounts, commissions and other offering costs of approximately $7.8 million. In connection with the IPO, we repaid $15.0 million of borrowings under our first lien credit facility, and also paid $2.6 million to terminate an advisory services and monitoring agreement we entered into in connection with the Acquisition. We did not receive any proceeds from the sale of shares by the selling stockholders, which included entities affiliated with members of our Board and an affiliate of Credit Suisse Securities (USA) LLC, an underwriter participating in the IPO, and each of our executive officers.

        Under the STR Holdings LLC Agreement, STR Holdings LLC's Class A, B, C, D, E and F units were subject to a priority distribution of shares of common stock in the event of an IPO. In connection with the IPO, the priority distribution of shares was based on our equity value as represented by the IPO price. For the units issued in connection with the DLJMB acquisition of us (the "Acquisition"), the shares of our common stock were distributed as follows: (i) first, the Class A unitholders received an aggregate amount of common stock equal in value to their aggregate capital contributions; and (ii) second, a pro rata distribution was made with respect to the Class A, B, C, D and F units until the Class A unitholders received an aggregate amount of common stock equal in value to 2.5 times their aggregate capital contributions; and (iii) finally, a pro rata distribution was made of the remaining shares to each Class A, B, C, D, E and F unitholder based upon the number of units held by each unitholder. Class C and D incentive units that were issued in 2008 did not convert nor did any of the Class E incentive units that were issued as a result of not meeting the required aggregate value distribution thresholds.

        The following table presents the number of shares of common stock and unvested restricted common stock issued on November 6, 2009 for the respective units at the conversion. The number of shares of common stock and unvested restricted common stock issued was based upon the vesting provisions of the outstanding units and reflect the units vested and unvested at the date of conversion:

Class of Units	Shares of Common Stock	Shares of Unvested Restricted Common Stock	Total Shares of Common Stock
A units	35,352,504	397,491	35,749,995
B units	195,053	—	195,053
C units	542,685	553,588	1,096,273
D units	176,211	217,884	394,095
E units	—	—	—
F units	478,578	95,716	574,294

Total	36,745,031	1,264,679	38,009,710

        On December 7, 2009, we closed the partial exercise of the over-allotment option granted by the selling stockholders given in connection with the IPO which resulted in a total purchase of 1,695,000 shares at the IPO price of $10 per share. We did not receive any of the proceeds from the sale of the shares as a result of the exercise of the over-allotment option.

STR Holdings LLC Agreement

        On March 20, 2008, we and our limited liability company members entered into a third amended and restated limited liability company agreement which governed our operations as a limited liability company. In connection with our corporate reincorporation and our initial public offering, we converted into a corporation, and the STR Holdings LLC Agreement no longer governs our operations.

        STR Holdings LLC created a board of managers of seven persons to manage our company and business affairs. Of the seven managers, up to five could have been designated by DLJMB, one was designated by members affiliated with J.H. Whitney & Co. and one was the chief executive officer. Under the STR Holdings LLC Agreement, Class A unitholders had one vote for each Class A unit held, and the holders of Class B, C, D, E and F incentive units had no voting or consent rights with respect to such units held by them.

        The STR Holdings LLC Agreement set forth the rights of the Class A, B, C, D, E and F unitholders as well as the vesting and forfeiture provisions of the Class C, D, E and F incentive units. The Class B units vested upon their issuance. The Class A, B, C, D, E and F units converted into 38,009,710 shares of our common stock in connection with our corporate reorganization, which included the conversion of unvested Class A, C, D, E and F incentive units into 1,264,679 shares of our restricted stock that continue to vest in accordance with their respective terms as described below under "—Incentive Unit Grant Agreements and Restricted Stock Agreements—Vesting." In accordance with the STR Holdings LLC Agreement, the final allocation of shares among the classes of outstanding units of STR Holdings LLC was based on the initial public offering price of our common stock.

        The STR Holdings LLC Agreement included indemnification provisions by STR Holdings LLC in favor of the board of managers, each current and former manager, each current and former Class A unitholder and any of their respective affiliates.

Registration Rights Agreement

        In connection with our initial public offering, we entered into a registration rights agreement with the holders of shares of our common stock that acquired such shares in our corporate reorganization, which include DLJMB, Credit Suisse/CFIG STR Investors SPV, LLC, The Northwestern Mutual Life

Insurance Company, and Messrs. Jilot, Morris, Yorgensen, Gual, Janitz and Schiano. Under the terms of the Registration Rights Agreement, we have, among other things, agreed to use our best efforts to effect registered offerings upon request from the DLJMB entities and to grant incidental or "piggyback" registration rights with respect to any registrable securities held by any DLJMB entity or other parties to the agreement.

        Our obligation to effect any demand for registration by the DLJMB entities is subject to certain conditions, including that we need not effect (1) more than six demand registrations, (2) more than one demand registration during any four-month period and (3) any demand registration unless the anticipated aggregate offering price is in excess of $20 million. The DLJMB entities have not used any of their demand registrations. In connection with any registration effected pursuant to the terms of the registration rights agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration will be paid by the persons including such registrable securities in any such registration. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the registration rights agreement.

        The registration rights agreement provides that 50% of such holder's shares of common stock acquired in connection with our corporate reorganization will not be eligible for sale until 180 days following the expiration of the lock-up agreement entered into with the underwriters at the time of our initial public offering and the remaining shares of our common stock acquired by them in our corporate reorganization will not become eligible for sale until the date that is 271 days following the expiration of the lock-up agreement with the underwriters, except pursuant to the exercise of the registration rights described above. The right to sell shares of our common stock pursuant to the registration rights agreement will be made subject to the lock-up agreement between those holders and the underwriters which, unless waived, will prevent such holders from exercising this right until at least 90 days after April 15, 2010, the effective date of the prospectus filed with the SEC.

        In connection with the DLJ Transactions and pursuant to the STR Holdings LLC Agreement, we granted registration rights described above to all our limited liability company members, the same parties listed above. The registration rights agreement pursuant to the STR Holdings LLC Agreement terminated in connection with our corporate reorganization.

Advisory Services and Monitoring Agreements

DLJ Transactions

        On June 15, 2007, we entered into two separate advisory services and monitoring agreements, (i) one with DLJ Merchant Banking, Inc., an affiliate of DLJMB, Westwind STR Advisors, LLC, an affiliate of our former director Michael R. Stone, and Dennis L. Jilot, our Chairman, President and Chief Executive Officer, and (ii) one with Evergreen Capital Partners, LLC, an affiliate of our directors John A. Janitz and Dominick J. Schiano. Each agreement includes indemnification provisions by us in favor of each advisor and its affiliates against all claims, liabilities, losses, damages and expenses incurred by such advisor arising out of or related to the performance by such advisor of the services pursuant to the agreement. Pursuant to these respective agreements, each advisor agreed to provide us assistance with operational, financial and transactional analyses as well as financial and business monitoring services. We paid each of DLJ Merchant Banking, Inc., Westwind and Mr. Jilot on a quarterly basis their pro rata portion (DLJ Merchant Banking, Inc.—84.525%; Westwind—9.679%; Mr. Jilot—5.796%) of the $500,000 annual monitoring fee. Under the agreement with DLJ Merchant Banking, Inc., Westwind and Mr. Jilot, we incurred fees of approximately $451,605 for the year ended December 31, 2009. We also agreed under this agreement to pay certain expenses and fees incurred by

DLJ Merchant Banking, Inc. or its designees in connection with the provision of services under its agreement with us. We paid Evergreen, on a quarterly basis, a $150,000 annual monitoring fee. Under the agreement with Evergreen, we incurred fees of $150,000 for the year ended December 31, 2009.

        The agreement with DLJ Merchant Banking, Inc., Westwind and Mr. Jilot terminated with respect to Westwind when Mr. Stone resigned from our board of managers in 2008 and automatically terminated with respect to DLJ Merchant Banking, Inc. and Mr. Jilot in connection with our initial public offering. In connection with such termination, we were required to make final payments to DLJ Merchant Banking, Inc. and Mr. Jilot of approximately $2.4 million and approximately $0.2 million, respectively, representing the present value of all annual monitoring fees remaining under the term of the agreement. The agreement with Evergreen was terminated in connection with our initial public offering in November 2009.

Incentive Unit Grant Agreements and Restricted Stock Agreements

        In connection with the DLJ Transactions, we entered into incentive unit grant agreements with, among others, current and former executive officers and certain current and former members of our Board pursuant to which we granted Class B, C, D, E and F incentive units in STR Holdings LLC. Under Mr. Jilot's employment agreement dated July 18, 2008, if an initial public offering had not occurred by April 1, 2009, Mr. Jilot was to receive $6.0 million of Class A units divided by the fair market value of a Class A unit as of April 1, 2009. We entered into an amendment to Mr. Jilot's employment agreement on September 3, 2009, which modified the terms of his equity compensation grant. The amendment provided that we would issue Mr. Jilot 223,464 Class A units upon certain events, including our corporate reorganization and initial public offering, that were subject to vesting. For further information, see "—Executive and Director Compensation—Potential Payments Upon Termination or Change of Control" and "—Employment Agreements."

        In connection with our corporate reorganization and initial public offering, the incentive unit grant agreements terminated and holders of unvested incentive units received restricted stock pursuant to restricted stock agreements with the same vesting terms as were applicable to their unvested incentive units.

Vesting

        The restricted stock Mr. Jilot received for his unvested Class A units in connection with our corporate reorganization and initial public offering vests in equal 1/60th installments as of the last day of each successive 60 calendar months after April 2009. If Mr. Jilot remains employed in his current capacity as Chairman, President and Chief Executive Officer as of July 18, 2012, any restricted stock he received in respect of his Class A units will vest in full. Upon a change of control or if Mr. Jilot is terminated without cause (including pursuant to his death or disability) or resigns with good reason, any restricted stock he received in respect of his Class A units will vest immediately. The Class A units converted into 35,749,995 shares of our common stock in connection with our initial public offering, which included the conversion of unvested Class A units into 397,491 shares of our restricted stock that have continued to vest as described above.

        The Class B units vested in full at their issuance. The Class B units converted into 195,053 shares of our common stock in connection with our initial public offering.

        The restricted stock received by holders of unvested Class C units in connection with our corporate reorganization and initial public offering vest over five years in equal 1/60th installments as of the last day of each of the 60 successive calendar months beginning after the date of issuance of the Class C units. Upon a change of control, the restricted stock received in respect of Class C units will vest in full. In addition, such restricted stock will vest in its entirety if the DLJMB investors transfer or sell more than 50% or more of their original beneficial ownership in us to third parties. If an executive officer that holds restricted stock that converted from Class C units is terminated by us without cause or resigns for good reason, the unvested restricted stock that would have vested had the executive officer been employed by us for an additional 12 months will vest immediately. The Class C units converted into 1,096,273 shares of our common stock in connection with our corporate reorganization and initial public offering, which included the conversion of unvested Class C incentive units into 553,588 shares of our restricted stock that have continued to vest as described above.

        The restricted stock received by holders of unvested Class D units in connection with our corporate reorganization and initial public offering vest in equal one-fifth installments following each of the five successive fiscal years following the grand of the Class D units, beginning with the fiscal year ended December 31, 2007, if the equity valuation for such fiscal year is no less than the performance target for such year set forth in each holder's respective restricted stock agreement, or the STR Holdings LLC Agreement prior to the initial public offering. If the performance target for any of the first four fiscal years is not attained, then the unvested one-fifth installment for the previous fiscal year (or any prior fiscal year for which the respective units have not vested) will vest and become exercisable as the end of the first fiscal year thereafter in which the equity valuation for such fiscal year is no less than the performance target for such year. Upon a change of control, all unvested restricted stock received with respect to Class D units (including for any one unvested fiscal year) will vest in full. In addition, the restricted stock received with respect to Class D units will vest in its entirety if the DLJMB investors transfer or sell more than 50% or more of their original beneficial ownership in us to third parties. The Class D units converted into 394,095 shares of our common stock in connection with our corporate reorganization, which included the conversion of unvested Class D incentive units into 217,884 shares of our restricted stock that continue to vest as described above. See "Executive and Director Compensation—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Long-Term Equity-Based Compensation," for additional information regarding vesting of restricted stock received with respect to Class D units.

        The Class E units granted in connection with the DLJ Transactions had the same vesting schedule and acceleration terms as our Class C units. The Class E units were cancelled in the corporate reorganization.

        Fifty percent of the Class F units vested at issuance. Of the remaining 50%, an additional two-thirds vested on the last two anniversaries of the issuance date. The restricted stock received by holders of unvested Class F units in connection with our corporate reorganization and initial public offering will vest in full on June 15, 2010, the third anniversary of the issuance date. Upon a change of control, the restricted stock received with respect to unvested Class F units will vest in full. In addition, the restricted stock received with respect to Class F units will vest in its entirety if the DLJMB investors transfer or sell more than 50% or more of their original beneficial ownership in us to third parties. In addition, our Board may accelerate the vesting of any restricted stock received with respect to Class F units so long as such acceleration applies equally to all holders of such restricted stock. The Class F units converted into 574,294 shares of our common stock, which included the conversion of unvested Class F incentive units into 95,716 shares of our restricted stock that will vest as described above.

        The following table presents the number of shares of common stock and unvested restricted common stock issued for the respective units upon conversion. The number of shares of common stock and unvested restricted common stock issued was based upon the vesting provisions of the outstanding units and reflect the units vested and unvested at the date of conversion:

Class of Units	Shares of Common Stock	Shares of Unvested Restricted Common Stock	Total Shares of Common Stock
A units	35,352,504	397,491	35,749,995
B units	195,053	—	195,053
C units	542,685	553,588	1,096,273
D units	176,211	217,884	394,095
E units	—	—	—
F units	478,578	95,716	574,294

Total	36,745,031	1,264,679	38,009,710

        On December 7, 2009, we closed the partial exercise of the over-allotment option granted by the selling stockholders given in connection with the initial public offering, which resulted in a total purchase of 1,695,000 shares at the initial public offering price of $10 per share. We did not receive any of the proceeds from the sale of the shares as a result of the exercise of the over-allotment option.

Ownership

        The following table sets forth the number and class of units received by each named executive officer and director and the number of shares of common stock and restricted common stock into which they converted in connection with our corporate reorganization and our initial public offering on November 6, 2009:

	Class A Units	Class B Units	Class C Units	Class D Units	Class E Units	Class F Units	Number of Shares of Unrestricted Common Stock	Number of Shares of Restricted Common Stock
Dennis L. Jilot	1,223,464	—	296,809	106,003	106,003	—	2,197,214	614,155
Barry A. Morris	5,216	144,784	173,139	61,835	61,835	—	254,719	126,388
John F. Gual (Retired in April 2009)(1)	265,000	—	73,584	30,034	26,280	—	624,921	—
Robert S. Yorgensen	145,018	54,982	284,442	101,586	101,586	—	509,582	207,637
John A. Janitz(2)	—	—	—	—	—	265,008	215,629	43,126
Dominick J. Schiano(2)	—	—	—	—	—	265,008	215,629	43,126

(1)
Upon Mr. Gual's retirement in April 2009, he forfeited 136,656 Class C units, 45,052 Class D units and 48,806 Class E units. The units above are net of this forfeiture.

(2)
Does not include grants of 10,000 shares of restricted common stock made in connection with our initial public offering.

Board Compensation

        Directors who are our employees or employees of our subsidiaries or affiliated with DLJMB (other than Messrs. Janitz and Schiano) receive no compensation for their service as members of either our Board or board committees. Messrs. Janitz and Schiano and all other non-employee members of our Board not affiliated with DLJMB are compensated as set forth under "Executive and Director Compensation—Director Compensation." Also, Messrs. Janitz and Schiano received Class F incentive units in connection with the DLJ Transactions. For more information regarding these arrangements, see "Executive and Director Compensation—Director Compensation."

Employment Agreements

        We have entered into employment agreements with each of Messrs. Jilot, Morris, Yorgensen and Duffy. We also had an employment agreement with Mr. Gual prior to his retirement in April 2009. For more information regarding these agreements, see "Executive and Director Compensation—Employment Agreements" and "—Potential Payments Upon Termination or Change of Control."

Indemnification Agreements

        We entered into indemnification agreements with each of our directors and executive officers in connection with our initial public offering in November 2009. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

Credit Facilities and Interest Rate Swap Agreement

        In connection with the DLJ Transactions, we entered into a first lien credit facility and a second lien credit facility on June 15, 2007, in each case with Credit Suisse, as administrative agent and collateral agent. The borrowings under the first and second lien credit facilities were used to pay consideration, fees and expenses related to our acquisition of Specialized Technology Resources, Inc. Credit Suisse is an affiliate of DLJMB and receives fees from us pursuant to the terms of the credit facilities. Under the first lien credit agreement and the second lien credit agreement, we are obligated to pay Credit Suisse aggregate annual administrative agent fees of $175,000.

        In connection with our credit facilities, we entered into an interest rate swap agreement with Credit Suisse International effective September 13, 2007. Credit Suisse International is an affiliate of DLJMB. Under the interest rate swap agreement, we pay interest at 4.622% and receive the floating three-month LIBOR rate from Credit Suisse International on the notional principal amount, which was $200.0 million until September 30, 2008 and is currently $130.0 million.

Policies for Approval of Related Person Transactions

        On November 6, 2009, our Board adopted a written related person transactions policy which will be administered by our audit committee. Our audit committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above. Our chief compliance director is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will consider:

  •
  our relationship with the related person;

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction to the related person and to us,, including, without limitation, the amount and type of transaction;

  •
  Whether the transaction was in the ordinary course of our business and was proposed and considered in the ordinary course of our business; and

  •
  The importance of the transaction to us.

        Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the audit committee will provide all material information concerning the transaction to the audit committee.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The audit committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2010. Since February 22, 2008, PricewaterhouseCoopers LLP has served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See "Principal Accountant Fees and Services" below.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

        Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative votes of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote in the proposal. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP.

        Appointment of the Company's independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the audit committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm, or another, without resubmitting the matter to the Company's stockholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Recommendation

        Our Board recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010.

 CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On February 22, 2008, our Board, in contemplating an initial public offering, appointed PricewaterhouseCoopers LLP as its independent registered public accounting firm to audit its 2005, 2006, and 2007 financial statements; the 2005 and 2006 fiscal years were previously audited by UHY LLP (UHY). The members of STR's audit committee participated in and approved the decision to appoint PricewaterhouseCoopers LLP as STR's independent registered public accounting firm. On February 22, 2008, UHY was also engaged to perform an audit of the financial statements of STR for the period from January 1, 2007 through June 14, 2007 and the period from June 15, 2007 through December 31, 2007. On May 29, 2008, UHY completed its audit of these financial statements.

        On February 22, 2008, our Board dismissed UHY as STR's independent accountant, subject to the completion of its audit of STR's financial statements for 2007.

        The reports of UHY on the STR financial statements at December 31, 2005, 2006, and 2007, for the years ended December 31, 2005 and 2006, for the period from January 1, 2007 through June 14, 2007 and for the period from June 15, 2007 through December 31, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The reports of UHY do not appear herein as the financial statements previously audited by UHY have been reaudited by PricewaterhouseCoopers LLP.

        During the years ended December 31, 2005 and 2006, the period from January 1, 2007 through June 14, 2007, the period from June 15, 2007 through December 31, 2007 and through May 29, 2008, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY, would have caused it to make reference thereto in its reports on the financial statements for such periods.

        During the years ended December 31, 2005 and 2006, the period from January 1, 2007 through June 14, 2007, the period from June 15, 2007 through December 31, 2007 and through May 29, 2008, there have been no reportable events involving UHY (as defined in Item 304(a)(1)(v) of Regulation S-K).

        We requested that UHY furnish us with a letter addressed to the SEC stating whether or not UHY agrees with the above statements. A copy of such letter, dated April 5, 2010, was filed as Exhibit 16.1 to the Company's registration statement on Form S-1 filed with the SEC on April 5, 2010.

        During the years ended December 31, 2005 and 2006, the period from January 1, 2007 through June 14, 2007, the period from June 15, 2007 through December 31, 2007 and through February 22, 2008 we had not consulted with PricewaterhouseCoopers LLP regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table sets forth the aggregate fees billed to us for the audit and other services provided by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2009 and December 31, 2008:

	2009	2008
Audit Fees(1)	$1,701,388	$5,030,968
Tax Fees(2)	5,406	—
IPO-Related Fees(3)	433,081	—
All Other Fees(4)	34,903	—

Total	$2,174,778	$5,030,968

(1)
Represents the aggregate fees billed for the audit of the Company's financial statements in connection with the statutory and regulatory filings or engagements for the 2009 and 2008 fiscal years.

(2)
Represents the aggregate fees billed for tax compliance and tax consulting services, or less than 1% of the total fees in 2009.

(3)
Represents the aggregate costs related to our IPO completed in November 2009.

(4)
Represents the aggregate fees billed for all products and services provided that are not included under "audit fees," "audit-related fees" or "tax fees." These services include the subscription to certain PricewaterhouseCoopers LLP proprietary accounting research databases and Sarbanes-Oxley implementation consulting fees.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee has policies and procedures that require the pre-approval by the audit committee of all fees paid to, and all services performed by, the Company's independent auditor, subject to de minimis exceptions for non-audit services set forth in the applicable rules of the Commission. Each year, the audit committee approves the proposed services, including the nature, type and scope of services to be performed by the independent auditor during the fiscal year and the related fees. Audit committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the audit committee.

        The services related to Audit-Related Fees, Tax Fees, IPO-Related Fees and All Other Fees presented in the above table were approved by the audit committee pursuant to pre-approval provisions set forth in the applicable rules of the Commission without resort to a waiver of such pre-approval provisions.

Audit Committee Report

        Pursuant to authority delegated by the Board, the audit committee is responsible for assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls.

        Management is responsible for our Company's financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The audit committee's responsibility is to oversee and review these processes. The audit committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The audit committee's responsibilities are described in a written charter that was revised and approved by the Board on November 6, 2009. A copy of the audit committee's current charter is publicly available on the Company's website at www.strholdings.com.

        The audit committee met seven (7) times during fiscal 2009. The meetings were designed, among other things, to facilitate and encourage communication among the audit committee, management, internal audit function and our independent registered public accounting firm, PricewaterhouseCoopers LLP. The audit committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audits and the Committee regularly met with PricewaterhouseCoopers LLP without the presence of management. PricewaterhouseCoopers LLP has unrestricted access to the audit committee.

        The audit committee reviewed our audited financial statements for the fiscal year ended December 31, 2009, and discussed them with both management and PricewaterhouseCoopers LLP. The audit committee also discussed with management the process used to support certifications by our Chief Executive Officer and our Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

        The audit committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended, and the Public Company Accounting Oversight Board rules and regulations, as currently in effect. PricewaterhouseCoopers LLP provided the audit committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with audit committees), as currently in effect, and the audit committee discussed with PricewaterhouseCoopers LLP its independence from our Company.

        When considering PricewaterhouseCoopers LLP's independence, the audit committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with PricewaterhouseCoopers LLP maintaining their independence. The audit committee also reviewed, among other things, the audit, tax and other services performed by PricewaterhouseCoopers LLP, and approved the amount of all fees paid for such services.

        Based on the review and discussions described above, and subject to the limitations on the audit committee's role and responsibilities referred to above and in the Audit Committee Charter, the audit committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2009. The audit committee has also approved the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

    Respectfully submitted by the Audit Committee:

    Andrew M. Leitch, Chairperson
    Dominick J. Schiano
    Scott S. Brown

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 41,349,710 shares of common stock outstanding. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address for each holder listed below is STR Holdings, Inc., 10 Water Street, Enfield, CT 06082.

Name and address of beneficial owner	Amount and nature of ownership(1)	Percentage of class(2)
DLJ Merchant Banking Partners IV, L.P. and affiliated funds(3)	10,079,708	24.4%
Federated Investors Inc.(4)	2,286,866	5.5%
The Northwestern Mutual Life Insurance Company(5)	2,130,211	5.2%
Dennis L. Jilot(6)(7)	2,211,711	5.3%
Robert S. Yorgensen(7)	878,106	2.1%
Barry A. Morris(7)	621,188	1.5%
Mark A. Duffy(7)	69,293	*
John F. Gual(8)	441,934	1.1%
Scott S. Brown	10,000	*
John A. Janitz(7)(9)	336,267	*
Andrew M. Leitch	10,000	*
Jason L. Metakis(10)	—	—
Dominick J. Schiano(7)(9)	336,267	*
Susan C. Schnabel(11)	—	—
Ryan M. Sprott(11)	—	—
All directors and executive officers as a group(7)(10)(11)	4,914,766	11.5%

*
Less than one percent of the outstanding shares of our common stock.

(1)
The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)
Applicable percentage ownership as of April 21, 2010 is based upon 41,349,710 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after April 21, 2010 ("presently exercisable stock options") are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Includes 5,223,753 shares held by DLJ Merchant Banking Partners IV, L.P., 2,734,126 shares held by DLJ Offshore Partners IV, L.P., 401,729 shares held by DLJ Merchant Banking Partners IV (Pacific) L.P. and 1,720,100 shares held by MBP IV Plan Investors, L.P.

The members of the investment committee of DLJ Merchant Banking IV, L.P. have voting and dispositive power over the shares of common stock held by DLJ Merchant Banking Partners IV, L.P. and its affiliated funds. The investment committee consists of Newton Aguiar, Nicole S. Arnaboldi, Edward A. Johnson, Neal Pomroy, Susan C. Schnabel, Ryan M. Sprott and Colin A. Taylor. Each of Ms. Arnaboldi, Ms. Schnabel and Messrs. Aguiar, Johnson, Pomroy, Sprott and Taylor disclaim beneficial ownership of the shares held by DLJ Merchant Banking Partners IV, L.P. and its affiliated entities, except to the extent of her or his pecuniary interest therein. The address for DLJ Merchant Banking Partners IV, L.P. and its affiliates is c/o DLJ Merchant Banking, Inc., Eleven Madison Avenue, New York, NY 10010.

Credit Suisse AG (the "Bank"), a Swiss bank, owns the majority of the voting stock of Credit Suisse Holdings (USA), Inc., a Delaware corporation, which in turn owns all of the voting stock of Credit Suisse (USA) Inc., a Delaware corporation ("CS-USA"). The entities discussed in the above paragraph are merchant banking funds managed by indirect subsidiaries of CS-USA and form part of Credit Suisse's asset management business. The ultimate parent company of the Bank is Credit Suisse Group AG ("CSG"). CSG disclaims beneficial ownership of the reported common stock that is beneficially owned by its direct and indirect subsidiaries. The address for CS-USA and CSG is Eleven Madison Avenue, New York, NY 10010.

(4)
Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed with the SEC by Federated Investors Inc. on February 10, 2010. As of December 31, 2009, Federated Investors Inc. had shared dispositive power over 2,286,866 shares and shared voting power over 2,286,866 shares. Federated Investors Inc.'s principal place of business is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(5)
Shares of common stock are owned directly by The Northwestern Mutual Life Insurance Company ("Northwestern Mutual"). Northwestern Investment Management Company, LLC, a wholly owned company of Northwestern Mutual, serves as an investment advisor to Northwestern Mutual with respect to all of such shares and shares voting and investment power with respect to such shares. As such, Northwestern Investment Management Company, LLC may be deemed a beneficial owner of such shares. Jeffrey J. Lueken and David A. Barras, the Vice President—Securities and Managing Director—Securities of Northwestern Investment Management Company LLC, respectively, also may be deemed to be indirect beneficial owners with shared voting power and dispositive power with respect to such shares. Messrs. Lueken and Barras disclaim any such beneficial ownership except to the extent of any pecuniary interest therein. Northwestern Investment Management Company, LLC's principal place of business is 720 East Wisconsin Avenue, Milwaukee, WI, 53202. It is organized under Delaware law.

(6)
Includes 770,307 shares of common stock held directly by Mr. Jilot, 82,825 shares of common stock held by The Dennis L. and Linda L. Jilot Family Trust. Mr. Jilot and Linda L. Jilot are co-trustees of The Dennis L. and Linda L. Jilot Family Trust and have equal voting and dispositive power over the shares of stock held by The Dennis L. and Linda L. Jilot Family Trust.

Also includes 500,000 shares that are held by Dennis L. Jilot, as Trustee of The Dennis L. Jilot Annuity Trust Agreement dated April 7, 2010 and 500,000 shares that are held by Linda L. Jilot, as Trustee of The Linda L. Jilot Annuity Trust Agreement dated April 7, 2010 (the "Linda L. Jilot Annuity Trust"). Linda L. Jilot is Mr. Jilot's spouse. Mr. Jilot disclaims ownership of the shares held by Linda L. Jilot Annuity Trust, except to the extent of any pecuniary interests therein.

(7)
Includes the following presently exercisable stock options, see definition in footnote (2); Mr. Jilot—358,579; Mr. Yorgensen—398,655; Mr. Morris—354,025; Mr. Duffy—69,293; Mr. Schiano—185,505; Mr. Janitz—185,505; and all current directors, nominees for directors and executive officers as a group—1,551,562.

(8)
Mr. Gual, our former Vice President and Chief Operating Officer, retired in April 2009. Includes 351,934 shares held directly by Mr. Gual and 90,000 shares held by the John F. Gual 2009 Grantor Retained Annuity Trust dated November 6, 2009.

(9)
Mr. Janitz and Mr. Schiano each have a pecuniary interest in 110,504 shares of common stock held by the DLJMB affiliate, MBP IV Plan Investors, L.P.

(10)
Does not include shares held by DLJ Merchant Banking Partners IV, L.P. and its affiliated entities. By virtue of his affiliation with DLJ Merchant Banking Partners, Mr. Metakis may be deemed to have or share beneficial ownership of the shares held by DLJ Merchant Banking Partners IV, L.P. and its affiliated entities. Mr. Metakis disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests therein.

(11)
Does not include shares held by DLJ Merchant Banking Partners IV, L.P. and its affiliated entities. Each of Ms. Schnabel and Mr. Sprott is a partner and member of the Investment Committee of

  DLJ Merchant Banking Partners and may be deemed to beneficially own the shares of common stock held by DLJ Merchant Banking Partners IV, L.P. and its affiliated entities. Each of Ms. Schnabel and Mr. Sprott disclaims beneficial ownership of the shares held by DLJ Merchant Banking Partners IV, L.P. and its affiliated entities, except to the extent of her or his direct pecuniary interests therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such filings received by us and the written representations of our officers and directors, with respect to the fiscal year ended December 31, 2009, all applicable Section 16(a) filing requirements were timely met.

INCORPORATION BY REFERENCE

        To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled "Compensation Committee Report" and "Audit Committee Report" shall not be deemed to be so incorporated, unless specifically provided in any such filing.

OTHER MATTERS

        If any other matters are properly presented to stockholders for a vote at the Annual Meeting, the persons named as proxies on the Proxy Card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment. The Board knows of no other matters which will be presented to stockholders for consideration at the Annual Meeting other than the matters referred to in Proposals 1 and 2.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015KNG 8 1 D V + Annual Meeting Proxy Card. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Ratification of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2010. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Dennis L. Jilot 04 - Scott S. Brown 07 - John A. Janitz 02 - Andrew M. Leitch 05 - Jason L. Metakis 08 - Dominick J. Schiano 03 - Susan C. Schnabel 06 - Ryan M. Sprott 1. Election of Directors: For Withhold For Withhold For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1234 5678 9012 345 MMMMMMM 0 2 4 8 1 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Time, on June 3, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/STR • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

2010 Annual Meeting of Stockholders Dear Shareholder: April 21, 2010 It is my pleasure to invite you to STR Holdings, Inc’s. first Annual Meeting of Stockholders. The meeting will be held on Thursday, June 3, 2010, at 10:00 a.m., local time, at the Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut, 06095 (Tel. No. (860) 688-7500). Details regarding admission to the meeting and the business to be conducted are described in the Notice of 2010 Annual Meeting of Stockholders and Proxy Statement you received with this proxy card. We have also made available a copy of our 2009 Annual Report to Stockholders as part of these proxy materials. For our first set of proxy materials, we have chosen to follow the Securities and Exchange Commission's full set delivery option, however, in accordance with the new "e-proxy" rules, we have also provided access to our proxy materials over the Internet. We will evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future. We encourage you to access and review all the important information contained in the proxy materials before voting. If you want more information, please see the Questions and Answers section of the Proxy Statement or visit the Investor Relations section of our web site at www.strholdings.com. Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. You may also vote this proxy card by mail by signing, dating and mailing this proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the other side of this letter and in the Proxy Statement. Thank you for supporting STR Holdings, Inc. We look forward to seeing you at our first Annual Meeting. Sincerely, Dennis L. Jilot Chairman, President and Chief Executive Officer This Proxy is Solicited on Behalf of the Board of Directors The undersigned holder of STR Holdings, Inc. common stock hereby appoints Dennis L. Jilot and Barry A. Morris, or either of them with full power of substitution, as attorneys and proxies for and in the name of the undersigned to vote all the shares of the common stock of STR Holdings, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 3, 2010, beginning at 10:00 a.m., local time, at the Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut 06095 (Tel. No. (860) 688-7500), and at any adjournments or postponements thereof, as directed on this card on the matters set forth on the reverse side hereof, all as described in the accompanying Proxy Statement and in their discretion, on all other matters that may properly come before such Annual Meeting. This proxy card, when properly executed, will be voted in the manner directed herein. If the proxy is signed and returned but no direction is given, then the proxy will be voted “FOR” approval of each of Proposals 1 and 2 and in the discretion of the proxies on any other matters as may properly come before the Annual Meeting. The STR Holdings, Inc. Board of Directors recommends a vote “FOR” Proposals 1 and 2. (Continued, and to be marked, dated and signed, on the other side) Proxy — STR HOLDINGS, INC. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.